UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Sapient Corporation
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April 29, 2008
Alan J. Herrick
President and Chief Executive Officer

Dear Stockholder,

We invite you to join us at the Annual Meeting of Stockholders of Sapient Corporation, a Delaware corporation. The meeting will be held on Thursday, June 5, 2008 at 9:00 a.m. local time at the Company’s new headquarters located at 131 Dartmouth Street, Boston, Massachusetts 02116.

This booklet describes how you may participate in our Annual Meeting, whether or not in person, and includes the Notice of Annual Meeting of Stockholders and Sapient’s 2008 Proxy Statement, which describe the formal agenda for the meeting.

In addition to the specific agenda items we will address at the meeting, we will present a general overview of our operations and ongoing strategy, and will be happy to respond to stockholder questions properly brought before the meeting.

For your convenience, our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2007 are available at http://www.proxyvote.com.

Alan J. Herrick
President and Chief Executive Officer

SAPIENT CORPORATION
25 First Street
Cambridge, Massachusetts 02141*

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2008 Annual Meeting of the Stockholders of Sapient Corporation (the “Annual Meeting”) will be held at the offices of Sapient Corporation (“Sapient” or the “Company”), located at 131 Dartmouth Street, Boston, Massachusetts* on Thursday, June 5, 2008, at 9:00 a.m. (local time).

The purpose of the Annual Meeting is to take action on the following proposals:

One:	To elect eight directors to serve on our Board of Directors until our 2009 Annual Meeting of Stockholders;

Two:	To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

Three:	To act on any additional business that may properly come before the Annual Meeting.

If the Annual Meeting is adjourned or postponed for any reason, any action remaining to be taken on the above matters will be resumed on the date to which the meeting is adjourned or postponed.

The record date for the Annual Meeting is April 10, 2008. Only stockholders of record as of the close of business on the record date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Your vote is very important and is being solicited by our Board of Directors.  Instructions on how to vote, a discussion of the above proposals, and significant information about the Company may be found in our proxy statement. Please carefully review the Proxy statement and submit your vote at your earliest opportunity using any of the methods available to you as described on the accompanying proxy card and voting instructions. If you plan to attend the Annual Meeting in person, please check the appropriate box on your proxy card prior to submission.

By Order of the Board of Directors,

Kyle A. Bettigole
Assistant Secretary

Cambridge, Massachusetts
April 29, 2008

*IMPORTANT NOTICE

Effective June 1, 2008, the Company’s new headquarters will be 131 Dartmouth Street, Boston, Massachusetts 02116.

This proxy statement, proxy card and voting instructions, together with our 2007 Annual Report on Form 10-K (without exhibits), are being distributed to our stockholders of record on or about April 29, 2008.

SAPIENT CORPORATION
25 First Street
Cambridge, Massachusetts 02141

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on June 5, 2008

Information About the Annual Meeting

Why did I receive these proxy materials?

You received this proxy statement, accompanying proxy card or voting instruction form, and our Annual Report on Form 10-K for the year ended December 31, 2007 (without exhibits) (our “Annual Report”) because the Board of Directors of Sapient Corporation is soliciting your proxy to vote at our 2008 Annual Meeting of Stockholders (the “Annual Meeting”).

What proposals are being considered at the Annual Meeting?

The proposals listed in the Notice of Annual Meeting of Stockholders are the matters that will be voted on at the Annual Meeting.

How many votes are needed to approve the proposals?

Proposal One:	The eight nominees who receive the greatest number of votes cast will be elected as directors.
Proposal Two:	The ratification of the selection of our independent registered public accounting firm requires that the votes cast “For” the proposal exceed votes cast “Against” the proposal.

Who may vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 10, 2008, the record date, will be entitled to vote at the Annual Meeting.

Stockholder of Record — If you own shares of our common stock and those shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a stockholder of record, or a “record holder.” As a record holder, you may vote in person at the Annual Meeting or by proxy.

Beneficial Owner — If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials have been or will be forwarded to you by your broker, bank or other nominee. For purposes of voting at the Annual Meeting, the broker, bank or other nominee holding your account is considered to be the record holder, but as a beneficial owner you have the right to direct your broker, bank or other nominee on how to vote the shares in your account.

If you are a beneficial owner, you are invited to attend the Annual Meeting but may not vote your shares in person unless you request and obtain a valid proxy issued in your name from your broker, bank or other nominee. To vote your shares in person at the Annual Meeting, you are required to present the following items to the Corporate Secretary before the voting begins: (a) picture identification; (b) an account statement, or a letter from the record holder, indicating that you owned the shares as of the record date; and (c) a proxy from the record holder issued in your name.

How do I vote my shares?

You are entitled to one vote for each share of our common stock that you own.

Whether or not you plan to attend the Annual Meeting, please carefully review this proxy statement and submit your proxy promptly by one of the methods available to you, as described below.

•	Stockholders of record are requested to submit a proxy by telephone or Internet, or by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-prepaid envelope.

•	Beneficial owners are requested to submit voting instructions to the broker, bank or other nominee via telephone, Internet, or as otherwise specified on the voting instruction form provided by your broker, bank or other nominee.

If you vote by telephone or the Internet, you do not need to return your proxy card or voting instruction form. Instead, please follow the instructions on your proxy card or voting instruction form for telephone and Internet voting. So long as your proxy is received prior to the vote at the Annual Meeting and not revoked, your shares will be voted as directed on your proxy. To make certain that your vote will be received in time, please cast your vote, by your choice of available means, at your earliest opportunity.

If you plan to attend the Annual Meeting and you need directions to the offices of the Company, please contact our Investor Relations Department at Sapient Corporation Investor Relations Department at the address listed on the Notice of Annual Meeting of Stockholders, or by email to ir@sapient.com.

How will my shares be voted if I submit my proxy but don’t provide specific instructions?

If a properly executed proxy is submitted and no instructions are given, the proxy will be voted for the election of each of the director nominees, and for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. If other matters are presented at the Annual Meeting, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.

May I change my vote after submitting my proxy or voting instruction form?

•	If you are a stockholder of record, you may revoke a proxy at any time before it has been exercised at the Annual Meeting by filing a written revocation with the Secretary of the Company at our headquarters located at 25 First Street, Cambridge, Massachusetts, 02141 (before June 1, 2008) or 131 Dartmouth Street, Boston, Massachusetts 02116 (after June 1, 2008); by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting.

•	If you voted by telephone or the Internet, you may change your vote with a timely and valid later telephone or Internet vote, as the case may be.

•	Any stockholder of record attending the Annual Meeting may vote in person, whether or not a proxy has previously been submitted. The presence of a stockholder at the Annual Meeting (without further action) will not constitute revocation of a previously submitted proxy.

•	If you are the beneficial owner of your shares, you may change previously delivered voting instructions by following the procedure set forth in the voting instruction form provided by the broker, bank or other nominee.

What is a quorum requirement?

To be valid, the Annual Meeting must have a quorum of stockholders present. A quorum of stockholders will be deemed present if at least a majority of the total number of shares of common stock outstanding and entitled to vote as of the close of business on the record date is present or represented by proxy at the Annual Meeting. For purposes of a quorum, abstentions, votes withheld from a director nominee, and broker non-votes will be counted as present. As of the close of business on the record date, 126,777,236 shares of our common stock were outstanding and entitled to vote. Thus, for a quorum to exist, 63,388,619 shares must be present or represented by proxy at our Annual Meeting.

A “broker non-vote” is a proxy submitted by a broker or other nominee for a matter over which the broker or other nominee does not have discretionary voting power and for which such broker or other nominee has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the proxy. A broker or other nominee may vote shares for the election of directors and for the ratification of the independent registered public accounting firm without receiving instructions from the beneficial owners.

May I submit a proposal to be considered for a vote at next year’s Annual Meeting?

Our stockholders may submit a proposal to be considered for a vote at our 2009 Annual Meeting. If you wish to submit a proposal to be considered at our 2009 Annual Meeting and would like your proposal to be included in our proxy materials for that meeting, your proposal must be submitted in writing to the Secretary of the Company at our headquarters and received no later than December 30, 2008.

If you wish to submit a proposal to be considered at the 2009 Annual Meeting but do not want the proposal to be included in our proxy materials for that meeting, our by-laws dictate that you must provide your written request not less than 60 nor more than 90 days prior to the meeting, or no later than April 4, 2009, assuming our 2009 Annual Meeting will be held on June 4, 2009.

In the event that notice of the date of our 2009 Annual Meeting is provided to stockholders less than 70 days beforehand, and without prior public disclosure, your request must be received no later than the close of business on the tenth day following the date on which such notice was mailed or public disclosure was made, whichever occurs first. Proposals that do not comply with these notice provisions will not be considered at the 2009 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Sapient Corporation Annual Meeting of Stockholders to be Held on June 5, 2008

This proxy statement and our Annual Report are available free of charge at http://www.proxyvote.com.

You may also find a copy of this proxy statement and our Annual Report (with exhibits) on the website of the Securities and Exchange Commission (“SEC”) at http://www.sec.gov. We will, upon written request and without charge, send you additional copies of our Annual Report (with or without exhibits) and this proxy statement. To request additional copies, please send your requests by mail to Sapient Corporation Investor Relations Department, 25 First Street, Cambridge, Massachusetts 02141; or by e-mail to ir@sapient.com. If requesting additional copies via mail, please note that, effective June 1, 2008, the Company’s new headquarters will be 131 Dartmouth Street, Boston, Massachusetts 02116.

Electronic Delivery of Future Stockholder Communications

We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By opting for electronic delivery of documents, you will receive stockholder communications such as our proxy statement and Annual Report as soon as they become available, and may vote on the matters to be decided at the Annual Meeting over the Internet. Choosing electronic delivery reduces the number of bulky documents in your mail, conserves natural resources, and reduces our printing and mailing costs. To obtain electronic delivery of future mailings, visit http://www.icsdelivery.com/sape and enter information for all of your Sapient Corporation stockholdings. Your enrollment will be effective until you cancel it by following the instructions as provided on the website. If you have questions about electronic delivery, please do not hesitate to contact our Investor Relations department by mail at the appropriate mailing address as noted above or by e-mail at ir@sapient.com.

Householding of Proxy Materials

Some companies, brokers, banks, and other nominee record holders participate in a practice commonly known as “householding,” where a single copy of the proxy statement and annual report is sent to one address for the benefit of two or more stockholders sharing that address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. We will promptly deliver a separate copy of either document to you if you contact our Investor Relations department at the address or website listed above or by calling us at (617) 761-1676. If you are receiving multiple copies at your household and wish to receive only one, please notify your bank, broker, or other nominee record holder, or contact our Investor Relations department at the mail or e-mail address listed above.

PROPOSAL 1 — ELECTION OF DIRECTORS

The first proposal for consideration at our Annual Meeting is the election of eight directors. Upon the recommendation of our Governance and Nominating Committee, the Board of Directors has nominated James M. Benson, Hermann Buerger, Darius W. Gaskins, Jr., Alan J. Herrick, J. Stuart Moore, Bruce D. Parker, Ashok Shah, and Vijay Singal for election as directors (collectively, the “director nominees”). Other than Ashok Shah and Vijay Singal, each of the director nominees is currently a director of the Company. Information about our director nominees can be found on pages 7-8 of this proxy statement.

If elected, each director nominee will serve as a director until our 2009 Annual Meeting, until his successor is duly elected and qualified, or until his death, resignation or removal. Jeffrey M. Cunningham, a director since September 2004 and Chairman of the Board of Directors since October 2006, and Gary S. McKissock, a director since March 2003, are not nominees for election, and their terms serving on the Board will end immediately preceding the Annual Meeting on June 5, 2008. We thank them for their service to the Company.

Each of the director nominees has indicated his willingness to serve as a member of our Board of Directors, if elected. However, if any of the director nominees should be unwilling or unable to stand for election, the person acting under the proxy may vote the proxy “FOR” a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected.

The eight director nominees receiving the highest number of “FOR” votes by the shares entitled to be voted will be elected. The persons named in the enclosed proxy card will vote each proxy “FOR” the election of the director nominees unless authority to vote for the election of one or more of the nominees is withheld by marking the proxy card to that effect. Broker non-votes will be voted “FOR” the election of each of the eight director nominees.

For more information about our Board of Directors and its Committees, including the nomination process, see “Information About Our Directors” beginning on page 7 of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES.

PROPOSAL 2 — RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The second proposal for consideration at our Annual Meeting is to ratify the selection, made by the Audit Committee of our Board of Directors, of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2008.

PwC has served as our independent registered public accounting firm since 1999 and is independent with respect to the Company and its subsidiaries. We have been advised by PwC that it is an independent registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the SEC. A representative of PwC is expected to be present at the Annual Meeting to answer appropriate questions, and to make a statement if he or she so desires.

Statement of Independent Registered Public Accounting Firm Fees and Services

The professional services provided by PwC and the aggregate fees for those services rendered to Sapient during the years ended December 31, 2007 and 2006 were as follows:

	2007	2006

Fees for Services Rendered
Audit Fees(1)	$2,759,000	$4,442,000
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$44,000
All Other Fees(4)	$23,800	$5,000

Total	$2,782,800	$4,491,000

(1)	Audit Fees. These fees include services performed by PwC in connection with the audit of our annual financial statements included in our annual filing on Form 10-K; the review of our interim financial statements as included in our quarterly reports on Form 10-Q; the audit of our internal controls over financial reporting; and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. In addition, the fees for audit services for the year ended December 31, 2006 include services performed in connection with the restatement of our prior period financial statements.

(2)	Audit-Related Fees. These fees are for services provided by PwC such as accounting consultations, and any other audit and attestation services not required by applicable law.

(3)	Tax Fees. These fees include all services performed by PwC for non-audit related tax advice, planning and compliance services.

(4)	All Other Fees. These fees include licenses to web-based accounting and finance reference materials.

Although stockholder approval of the Audit Committee’s selection of PwC is not required by law, the Board of Directors believes it is advisable to give stockholders an opportunity to ratify this selection. Even if the selection of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year, should the Audit Committee determine that such a change is in the best interests of the Company and its stockholders.

Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted “FOR” the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its selection of PwC, although it may elect to continue to retain PwC. Broker non-votes will be voted “FOR” the ratification of the selection of PwC as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

Report of the Audit Committee of the Board of Directors

The report by this Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

On behalf of the Company’s Board of Directors, the Audit Committee oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of Sapient’s financial statements and reports; compliance with laws, regulations and corporate policies; and the independent registered public accounting firm’s qualifications, performance and independence.

Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2007 and management’s assessment of internal controls over financial reporting as of December 31, 2007. PwC, the Company’s independent registered public accounting firm in 2007, issued its report on the Company’s financial statements and the operating effectiveness of the Company’s internal control over financial reporting, the details of which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Additionally, the Committee has discussed with PwC the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee also has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed PwC’s independence from the Company and its management.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the year then ended.

The members of the Committee are not professionally engaged in the practice of accounting or auditing, however the Board of Directors has determined that the Committee’s chairperson, Hermann Buerger, is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and applicable Nasdaq listing standards. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.”

Hermann Buerger, Chairperson
Darius W. Gaskins, Jr.
Bruce D. Parker

Information About Our Directors

Director Nominees

Our director nominees are listed below, with their principal occupation and business experience for at least the last five years, the names of other publicly held companies of which they serve as a director, and their age and length of service as a member of our Board of Directors, as applicable.

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	and Directorships During Past Five Years

James M. Benson	61	2007	Mr. Benson has been a director since August 2007. Mr. Benson currently is the Chief Executive Officer of Clark Benson LLC (“Clark Benson”), a position he has held since January 2006, and a principal of its parent company, Clark Wamberg, LLC, a position he has held since the company’s formation in February 2007. Mr. Benson served as a director of Clark, Inc., the former parent company of Clark Benson, from January 2006 until March 12, 2007.
			Prior to joining Clark Benson, Mr. Benson served as President and Chief Executive Officer of John Hancock Life Insurance Company, a division of Manulife Financial, from 2002 to 2006. From 1997 to 2002, Mr. Benson served as President of MetLife’s Individual Business enterprise, as well as Chairman, President and Chief Executive Officer of two separate MetLife affiliates: New England Financial and GenAmerica Financial Corporation.

Hermann Buerger	64	2006	Mr. Buerger has been a director and Audit Committee chair since June 2006. Mr. Buerger was employed by Commerzbank AG from 1972 through 2004, holding a variety of senior executive positions, focusing on commercial lending for multinational businesses. Mr. Buerger retired from Commerzbank AG as Chief Executive Officer and regional board member for the Americas. Mr. Buerger currently is a director and chairman of the audit committee of EMS Technologies. Mr. Buerger also is a director and member of the audit committee of Alpha Natural Resources.

Darius W. Gaskins, Jr.	68	1995	Mr. Gaskins has been a director since September 1995. Mr. Gaskins is a founding partner of Norbridge, Inc., formerly Carlisle, Fagan, Gaskins & Wise, Inc., a management consulting firm.

Alan J. Herrick	42	2006	Mr. Herrick has served as a director and Sapient’s President and Chief Executive Officer since October 2006. Prior to his current position, Mr. Herrick served as Executive Vice President in charge of Sapient North America and Europe. Mr. Herrick joined Sapient in 1995. Prior to joining Sapient, Mr. Herrick held management positions at PSE&G, Prudential, Home Holdings (a division of Zurich Insurance) and several other financial services institutions.

J. Stuart Moore	46	1991	Mr. Moore co-founded Sapient Corporation in 1991 and served as the Company’s Co-Chairman of the Board of Directors and Co-Chief Executive Officer from the Company’s inception until June 1, 2006, at which point Mr. Moore stepped down as Co-Chief Executive Officer. Mr. Moore continued to serve as the Co-Chairman of the Board of Directors until he elected to step down on October 16, 2006 to allow for an independent chairman. Mr. Moore continues to serve as a Board member.

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	and Directorships During Past Five Years

Bruce D. Parker	60	1995	Mr. Parker has been a director since September 1995. He served as Executive Vice President of Sapient from December 1999 until his retirement in July 2002. Mr. Parker has served as the Chairman, CEO and President of AirNet Systems, Inc., an Express Cargo Airline, since December 2006. He also serves as President of the IT Management Group LLC, a consulting company he founded after retiring from Sapient in 2002. Prior to joining Sapient, Mr. Parker served as Senior Vice President and Chief Information Officer at United Airlines, Inc. from December 1997 until December 1999. From September 1994 to December 1997, Mr. Parker was Senior Vice President — Management Information Systems and Chief Information Officer at Ryder System, Inc., a transportation company. Prior to joining Ryder System, Inc., Mr. Parker was an officer of American Airlines and Sabre Computer Services Ltd.

Ashok Shah	56	N/A	Mr. Shah, a director nominee, is Managing Partner of CEPS Consulting, LLC, a consulting firm founded by Mr. Shah that provides advisory services to IT/Telecom services and software firms and enterprise clients. From November 2003 to March 2008, Mr. Shah was Vice President and Managing Partner of the Global Professional Business Division of Alcatel-Lucent. Prior to joining Alcatel-Lucent, Mr. Shah held various positions with Digital Equipment, Compaq Computer Corporation, and Hewlett-Packard, including: General Manager of IT Services (New York); Subsidiary Manager of IT Services (Iran); Country Manager for the Software Division (India); Asia Pacific Manager for the Systems Integration Division (Hong Kong and Singapore); and Vice President of Professional Services Division for North America Compaq (Houston). Mr. Shah also currently serves on the Engineering Leadership Board of the University of Houston Cullen College of Engineering.

Vijay Singal	53	N/A	Dr. Singal, a director nominee, currently is the Department Head of the Department of Finance at Pamplin College of Business, Virginia Polytechnic Institute and State University, a position he has held since 2003. Dr. Singal has served as a J. Gray Ferguson Professor of Finance at the university since 2002, and held other academic positions there beginning in 1992. Prior to joining academia, Dr. Singal was at the Oil and Natural Gas Corporation (India) for a period of ten years in various positions, finally as a Joint Director of Finance.
			Additionally, Dr. Singal has served as a member of the Board of Trustees and a member of the Audit Committee of New River Funds, a fund complex comprising two funds, since 2003. Dr. Singal has also provided his services as a consultant and partner to a New Jersey-based securities trading company since 2005.

Independence of our Board of Directors and its Committees

The listing rules established by Nasdaq require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the Board. This means that each independent director has no direct or indirect material relationship with a company other than as a director and/or a stockholder. Our Board of Directors consults with legal counsel to ensure that our Board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules.

Our Board of Directors reviewed all relevant transactions or relationships between each director, or any of his family members, and Sapient, and our senior management, and the Board has affirmatively determined that each of our current directors, other than Alan J. Herrick (our President and Chief Executive Officer) and J. Stuart Moore (a current director and our former co-chief executive officer and co-founder), and each of the nominees for director are independent directors under the applicable guidelines noted above. The Board specifically reviewed a related party transaction involving James M. Benson, a director nominee, and Pearl Meyer & Partners, a company that has provided us with compensation consultancy services, and has affirmatively determined that the relationship does not interfere with Mr. Benson’s independent judgment. See “Benson Relationship to Company Consultant” on page 44 of this proxy statement for specific information with respect to this relationship.

Our Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Each of these committees consists solely of Board members who meet the standards for independence required under current Nasdaq listing rules, SEC rules and applicable securities laws and regulations.

Board and Committee Meetings

Our Board of Directors, together with its committees, meets periodically throughout the year, as needed, to direct management of the Company. In 2007, the Board of Directors held seven meetings and took action without a formal meeting by unanimous written consent five times. Each director attended at least 90% of the aggregate of the meetings of the Board and of the regular meetings of the committees on which he served. Mr. Cunningham served as Chairman of the Board. Our independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Director Attendance at Annual Meetings

We encourage, but do not require, our directors to attend our Annual Meetings. All directors attended the Company’s 2007 Annual Meeting, which was held on August 16, 2007.

Audit Committee

The Audit Committee of our Board of Directors, among other things, reviews our auditing, accounting, financial reporting and internal control functions, and selects our independent registered public accounting firm. See “Report of the Audit Committee of the Board of Directors” on page 6 of this proxy statement. The Audit Committee met nine times in 2007.

The current members of the Audit Committee are Messrs. Buerger, Gaskins, and Parker, each of whom is an independent director within the meaning of applicable Nasdaq listing rules, SEC rules and applicable securities laws and regulations. Mr. Buerger serves as the Chairperson of the Audit Committee. Our Board of Directors has determined that Mr. Buerger is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and applicable Nasdaq listing standards.

Under its charter, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee, as appropriate. Unless otherwise specifically determined by the Committee, the Chairperson of the Committee will serve as a one-person subcommittee with the discretionary authority to act on the Committee’s behalf during the periods between Committee meetings. The Committee may request reports of the actions of any subcommittee at subsequent meetings. The Audit Committee’s responsibilities are more fully described in its charter, a copy of which may be found on the Investors portion of our website, http://www.sapient.com, under “Corporate Governance.”

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve the proposed retention of an independent registered public accounting firm to perform any proposed permissible non-audit services, as outlined in its charter. The Audit Committee has specified certain types of prohibited “non-audit” services that the Company is not authorized to obtain from PwC, as well as types of audit-related and “non-audit” services that are permitted and approved. The Audit Committee has not established policies and procedures separate from its charter concerning the pre-approval of audit and “non-audit” related services. However, for those services that are permitted and approved, the Audit Committee requires the Company to obtain additional approval from the Audit Committee prior to initiating such service by PwC where the fees payable by Sapient are anticipated to exceed $100,000 in the aggregate. All PwC services provided in 2007 were pre-approved by the Audit Committee.

Code of Ethics and Conduct

On November 9, 2006, our Board of Directors approved the amended Sapient Corporation Code of Ethics and Conduct, which covers all employees, directors and independent contractors of the Company, including our Chief Executive Officer and our Chief Financial Officer. A current copy of our Code of Ethics and Conduct may be found on our website, http://www.sapient.com. Any future amendments to the Code of Ethics and Conduct, and any waivers thereto involving our executive officers, also will be posted on our website. A printed copy of these documents will be made available upon request.

Compensation Committee

The Compensation Committee of our Board of Directors is responsible for reviewing our overall compensation policies and, with the input of the Chief Executive Officer, setting the compensation of our executive officers. However, our Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Committee regarding his own compensation or individual performance objectives.

The Compensation Committee meets at least three times annually, and with greater frequency if necessary. The Compensation Committee met fifteen times in 2007, and currently comprises Messrs. Cunningham, Gaskins, and McKissock, each of whom meets the criteria for independence required under Nasdaq listing rules, Internal Revenue Service rules, SEC rules and applicable securities laws and regulations. Currently, Mr. McKissock serves as the Chairperson of the Committee. Although the Committee regularly meets in executive session, from time to time it invites various members of management, other employees and outside advisors or consultants to join the meeting to make presentations, provide financial or other background information or advice, or otherwise participate. The Committee also retains outside consultants periodically to provide advice regarding trends in compensation practices and comparative benchmarking data.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee, as appropriate. Unless specifically determined otherwise by the Committee, the Chairperson of the Committee will serve as a one-person subcommittee with the discretionary authority to act on the Committee’s behalf during the periods between Committee meetings. The Committee may request reports of the actions of any subcommittee at subsequent meetings. The Compensation Committee’s responsibilities are more fully described in its charter, a copy of which may be found on the Investors portion of our website, http://www.sapient.com, under “Corporate Governance.”

More detailed information related to our compensation philosophies and goals, as well as the Compensation Committee’s specific determinations with respect to executive compensation, may be found under “Compensation Discussion and Analysis,” beginning on page 18 of this proxy statement.

Governance and Nominating Committee

The Governance and Nominating Committee is, among other things, responsible for identifying and evaluating potential candidates for our Board of Directors and making recommendations regarding such candidates to our Board of Directors. The Committee also provides counsel to our Board of Directors regarding principles and practices applicable to governance of the Company, and may engage search firms or other third parties to assist in the identification or evaluation of potential director nominees.

The current members of the Governance and Nominating Committee, which met twice in 2007, are Messrs. Buerger, Cunningham, and Gaskins, each of whom meets the criterion for independence required under applicable Nasdaq listing rules, SEC rules, and applicable securities laws and regulations. Mr. Gaskins serves as the Chairperson of the Committee.

Under its charter, the Governance and Nominating Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee, as appropriate. Unless specifically determined otherwise by the Committee, the Chairperson of the Committee will serve as a one-person subcommittee with the discretionary authority to act on the Committee’s behalf during the periods between Committee meetings. The Committee may request reports of the actions of any subcommittee at subsequent meetings. The Governance and Nominating Committee’s responsibilities are more fully described in its charter, a copy of which may be found on the Investors portion of our website, http://www.sapient.com, under “Corporate Governance.”

Policy Regarding Stockholder Nominations for Director

The Governance and Nominating Committee will consider and evaluate director candidates as recommended by eligible stockholders. Candidates nominated by eligible stockholders will be considered and evaluated on the same basis as candidates recommended by other sources. In evaluating all candidates for director, the Committee strives to develop a Board and committees of the Board that are diverse in nature and comprise experienced and seasoned advisers. To achieve this goal, the Committee considers a number of factors that it deems relevant, including judgment, skill, diversity, integrity, education, experience, availability, commitment, and the interplay of the nominee’s experience with the experience of other directors.

Pursuant to our Policy Regarding Stockholder Candidates for Nomination as a Director, a stockholder is eligible to submit such a recommendation if the stockholder, either individually or as a member of a group, has beneficially owned 1% or more of our common stock for at least a one-year period prior to the nomination date (the “Nominating Stockholder”). A Nominating Stockholder may submit only one candidate for consideration per year, and the aggregate number of candidates that the Governance and Nominating Committee will be required to consider and evaluate under this policy with respect to any Annual Meeting is limited to the number as set forth below:

Number of
Number of Board Members	Candidates:

8 or fewer	1
More than 8 but fewer than 20	2
20 or more	3

If we receive more than the maximum number of candidate recommendations as set forth above, the Governance and Nominating Committee will review and evaluate for possible nomination candidates recommended by those Nominating Stockholders with the highest level of beneficial ownership of our common stock, until the Committee has evaluated the maximum number of candidates referenced above.

A Nominating Stockholder should submit a nomination in writing, delivered (by first class United States mail, postage prepaid) to our Board of Directors, in care of our Corporate Secretary, at the address listed on the Notice of Annual Meeting of Stockholders. To be considered for our 2009 Annual Meeting, nominations must be received not less than 60 nor more than 90 days prior to the meeting, or no later than April 4, 2009, assuming our 2009 Annual Meeting will be held on June 4, 2009.

In the event that notice of the date of our 2009 Annual Meeting is provided to our stockholders less than 70 days before the meeting and without prior public disclosure, we must receive your request no later than the close of business on the tenth day following the date on which such notice or public disclosure was made, whichever occurs first.

Each nomination by a Nominating Stockholder must contain the following information:

•	Name of the nominee and all information regarding the nominee, as required under SEC rules to be disclosed in a proxy statement soliciting proxies for the election of directors;

•	Confirmation that the nominee meets the standard for independence required under Nasdaq listing rules, or, if not, a description of the reasons why the nominee does not meet applicable standards;

•	Name, address and number of shares beneficially owned by the Nominating Stockholder submitting the nomination;

•	A representation that the Nominating Stockholder will remain a beneficial owner of 1% or more of our common stock through the date of the next annual meeting. A Nominating Stockholder who is not a registered holder of common stock must provide evidence of eligibility as provided in SEC Exchange Act Rule 14a-8(b)(2); and

•	A description of all relationships, arrangements or understandings (whether written or oral) between the Nominating Stockholder (or any member of a qualifying group of stockholders) and the nominee, or any person or entity regarding the nominee.

Each nomination submitted by a Nominating Stockholder must contain additional information as required by our Policy Regarding Stockholder Candidates for Nomination as a Director, located on the Investors portion of our website, http://www.sapient.com, under “Corporate Governance.”

Policy Regarding Stockholder Communications with our Board of Directors

Our stockholders may submit correspondence to our Board of Directors. The correspondence should be submitted in writing and delivered (by registered mail, signature required, where available) to the Board of Directors, in care of our General Counsel, at the address listed on the Notice of Annual Meeting of Stockholders. Our General Counsel will forward each submission, without editing or alteration, to the chairman of the Board (or to the independent director having the longest tenure of Board service if the Board does not have a chairman at the time of submission), no later than the next scheduled meeting of the Board. Correspondence to the Board must contain the information listed in the Company’s Policy Regarding Stockholder Communications with Directors, located on the Investor portion of our website, http://www.sapient.com, under “Corporate Governance.”

Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the year ended December 31, 2007 to each of our non-employee directors other than J. Stuart Moore.

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards
Name	($)(1)	($)(2)(4)	($)(3)(4)(5)	Total ($)

James M. Benson	$15,375	$7,033	—	$22,408
Hermann Buerger	$67,000	$23,487	—	$90,487
Dennis H. Chookaszian(6)	$15,750	$16,658	$889	$33,297
Jeffrey M. Cunningham	$91,750	$31,643	$24,680	$148,073
Darius W. Gaskins, Jr.	$54,750	$31,643	—	$86,393
Gary S. McKissock	$49,875	$31,643	$2,623	$84,141
Bruce D. Parker	$35,500	$31,643	—	$67,143

(1)	Amount includes all payments made in 2007 for meeting attendance, and, where applicable, service as a lead director and/or a committee chair.

(2)	Amounts reflect the compensation cost of the restricted stock held by our non-employee directors for the year ended December 31, 2007, calculated in accordance with Statement of Financial Accounting Standard No. 123R (revised 2004) (“SFAS No. 123R”) expensed over the vesting period of the restricted stock, but do not include any assumed forfeitures. See footnote (15) in the Notes to Consolidated Financial Statements section of our 2007 Annual Report on Form 10-K.

On August 16, 2007, all non-employee directors, except Mr. Benson, received a restricted stock unit (“RSU”) grant with a fair market value of $40,000 that “cliff” vests 100% on August 16, 2008. On August 16, 2007, Mr. Benson received an RSU grant with a fair market value of $75,000 that vests 25% per year for four years.

(3)	Amounts reflect the compensation cost of the stock options held by our non-employee directors for the year ended December 31, 2007, calculated in accordance with SFAS No. 123R and using the Black-Scholes valuation model utilizing the Company’s assumptions expensed over the vesting period of the stock options, but does not include any assumed forfeitures. No new stock options were granted to our directors in 2007. See footnote (15) in the Notes to Consolidated Financial Statements section of our 2007 Annual Report on Form 10-K.

(4)	As of December 31, 2007, our non-employee directors have the following RSUs and stock options outstanding:

	RSUs	Options
Director	Outstanding	Outstanding

James M. Benson	12,458	—
Hermann Buerger	16,019	—
Jeffrey M. Cunningham	6,644	22,600
Darius W. Gaskins, Jr.	6,644	87,100
Gary S. McKissock	6,644	65,100
Bruce D. Parker	6,644	553,396

(5)	As previously disclosed, in fiscal year 2006, the Company initiated an internal review of its historical stock option grant practices to determine whether the stated grant dates of options were supported by the Company’s books and records. In connection with this review, and guidance issued by the U.S. Internal Revenue Service on November 30, 2006, the exercise prices of certain options were increased to avoid certain adverse tax consequences resulting from such options having original exercise prices lower than the market value on the date of grant. As a result, the following adjustments were made to stock options held by our directors:

Director	Date of Grant	Shares	Original Price	Date Repriced	New Price

Gary S. McKissock	3/13/2003	30,000	$1.64	5/18/2007	$1.69

(6)	Mr. Chookaszian retired from the Board of Directors effective immediately prior to our 2007 Annual Meeting on August 16, 2007.

As of August 17, 2007, as consideration for their service on the Board, we pay each of our non-employee directors an annual retainer of $25,000 and the following additional retainers, as applicable:

• Chairman	$60,000
• Chairman of the Audit Committee	$30,000
• Chairman of the Compensation Committee	$20,000
• Chairman of the Nominating and Governance Committee	$5,000

From January 1, 2007 through August 16, 2007, we paid each of our non-employee directors an annual retainer of $15,000 and the following additional retainers, as applicable:

• Chairman	$50,000
• Lead Independent Director*	$20,000
• Chairman of the Audit Committee	$30,000
• Chairman of the Compensation Committee	$10,000
• Chairman of the Nominating and Governance Committee	$5,000

*	The Lead Independent Director retainer was eliminated effective as of August 16, 2007.

All annual retainers are paid in four equal quarterly installments, provided that the director continues to serve in such capacity. Additionally, we pay non-employee directors the following attendance fees:

• Attendance in person at a Board meeting	$2,000
• Attendance in person at Audit Committee meeting	$1,000
• Attendance in person at a Committee meeting	$750
• Attendance at Special Committee meeting	$500

If a director participates in either a Board or committee meeting by telephone, rather than in person, or if the committee meeting is held on the same day and at the same location as a Board meeting, the director receives one-half of the applicable meeting fees. Additionally, we reimburse each non-employee director for expenses incurred in connection with his meeting attendance.

Pursuant to our 1998 Stock Incentive Plan, and under the revised Board compensation plan approved by our directors effective as of August 17, 2007, each of our non-employee directors is granted the following equity grants in connection with his service on the Board:

Board Membership Status	Equity Grants(1)	Vesting Schedule

Initial election to our Board of Directors:	RSU grant in the amount equal to the number of shares of Sapient common stock having an aggregate fair market value of $75,000 (but in no event exceeding 12,500 shares).	Vests in four equal annual installments (provided that the RSU holder is serving as a director on each vest date).
Re-election to our Board of Directors:	RSU grant in the amount equal to the number of shares of Sapient common stock having an aggregate fair market value of $40,000.	Vests in full on the first anniversary of the date of the grant (provided that the RSU holder is serving as a director on the vest date).

(1)	The fair market value of the equity grants is calculated based on the last reported sale price per share of our common stock on the date of grant, as listed on the Nasdaq Global Select Market.

Although he is a non-employee director, J. Stuart Moore, our former co-Chairman and co-Chief Executive Officer, receives the following in lieu of the Board compensation as described above:

•	COBRA Benefits Continuation. The Company will continue to pay Mr. Moore’s COBRA medical insurance premiums until the 15th anniversary of the date of his resignation as co-Chief Executive Officer (i.e., until June 1, 2021) and paid his COBRA dental insurance premiums for the 18-month period following his resignation date (i.e., for the period ended January 31, 2008).

•	Business-Related Expenses. Mr. Moore is reimbursed by the Company for Company-related travel and expenses.

•	Office and Support Services. The Company provides Mr. Moore with the following office and support services:

•	office space at Company headquarters

•	e-mail and Company intranet access

•	laptop and IT support

•	business cards reflecting his continuing role as Board member and Co-Founder

•	administrative support from his prior executive assistant (or her successor)

Except as outlined above, our directors receive no other compensation for serving as directors.

Change in Control Arrangements in Director Equity

The vesting of certain equity (stock options and RSUs) granted to our directors is affected by a “change in control” of Sapient. Under the terms of the applicable stock option agreement for each of the option grants, the vesting of shares under these stock option grants will be accelerated by 12 months in the event of a change in control of the Company. Under the terms of the applicable RSU agreements for each of the RSU grants, the RSUs will become vested immediately upon a change in control of the Company. The following table summarizes the director stock options and RSUs subject to such change in control provisions:

	Number of Underlying	Number of Restricted
Director	Option Shares	Stock Units

James M. Benson	—	12,458
Hermann Buerger	—	16,019
Jeffrey M. Cunningham	4,075	6,644
Darius W. Gaskins, Jr.	—	6,644
Gary S. McKissock	—	6,644
Bruce D. Parker	—	6,644

Information about Ownership of Our Common Stock

The following table sets forth information as of April 10, 2008 regarding the beneficial ownership of shares of our common stock by: (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock, (ii) each director and director nominee, (iii) each of our executive officers named in the Summary Compensation Table included in this proxy statement, and (iv) all of our current executive officers and directors as a group. The table is based on information supplied to us by our officers, directors, 5% stockholders, and a review of Schedules 13G, as filed with the SEC.

The number of shares beneficially owned includes any shares that may be acquired by exercising stock options that are either immediately exercisable or will become exercisable on or before June 9, 2008 (60 days from April 10, 2008) as well as any RSUs that have not yet vested but will have vested as of that date. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the person’s percentage ownership, but they are not treated as outstanding for purposes of computing the percentage ownership of any other person. Applicable percentages are based on 126,777,236 shares of common stock outstanding as of April 10, 2008.

	Amount and Nature of Beneficial Ownership(1)
		Number of
		Stock Options		Percentage of
		Exercisable / RSUs		Outstanding
	Number of Shares	Releasable		Common Stock
	Beneficially	On or Before		Beneficially
Name of Beneficial Owner	Owned	06/09/08	Total	Owned

5% Stockholders
Jerry A. Greenberg(2)	14,864,114	—	14,864,114	11.72%
c/o Bowditch & Dewey, LLP
One International Place
Boston, MA 02110-2602
J. Stuart Moore(3)	16,435,338	—	16,435,338	12.96%
c/o Sapient Corporation
25 First Street
Cambridge, MA 02141
Samuel C. Sichko (as trustee)(4)	13,303,317	—	13,303,317	10.49%
Bowditch & Dewey, LLP
One International Place 44th Floor
Boston, MA 02110

	Amount and Nature of Beneficial Ownership(1)
		Number of
		Stock Options		Percentage of
		Exercisable / RSUs		Outstanding
	Number of Shares	Releasable		Common Stock
	Beneficially	On or Before		Beneficially
Name of Beneficial Owner	Owned	06/09/08	Total	Owned

Paul E. George (as trustee)(5)	6,889,004	—	6,889,004	5.43%
Kellogg & George, P.C
8 Grove Street
Wellesley, MA 02482
Wellington Management Company, LLP(6)	15,348,791	—	15,348,791	12.11%
75 State Street
Boston, MA 02109
FMR, LLC(7)	12,569,705	—	12,569,705	9.91%
82 Devonshire Street
Boston, MA 02109
Directors and Director Nominees
James M. Benson	—	—	—	*
Hermann Buerger	13,125	3,125	16,250	*
Jeffrey M. Cunningham(8)	72,326	25,169	90,851	*
Darius W. Gaskins, Jr.	97,726	79,100	176,826	*
Alan J. Herrick	See “Named Executive Officers” below
Gary S. McKissock(9)	12,326	65,100	77,426	*
J. Stuart Moore	See “5% Stockholders” Above
Bruce D. Parker	9,629	549,396	559,025	*
Ashok Shah	—	—	—	*
Vijay Singal	—	—	—	*
Named Executive Officers
Alan J. Herrick	105,797	372,250	478,047	*
Joseph S. Tibbetts, Jr.	69,700	25,000	94,700	*
Alan M. Wexler	7,716	135,011	138,486	*
Christian Oversohl	158,340	145,114	303,454	*
Preston B. Bradford(10)	377,323	275,360	652,683	*
All Executive Officers and Directors, as a Group (16 persons)(11)	17,418,611	1,859,625	19,278,236	15.21%

*	Less than 1%

(1)	To the best of our knowledge, each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted, and subject to community property laws where applicable.

(2)	Includes (i) 3,378,388 shares held by two trusts of which Mr. Greenberg is a co-trustee and over which he shares voting or investment power, (ii) 22,262 shares held by a trust over which Mr. Greenberg does not have voting or investment power, but in which his wife and children are beneficiaries, and (iii) 3,673,740 shares held by four trusts, over which Mr. Greenberg does not have voting or investment power, but in which he has pecuniary interest. Mr. Greenberg disclaims beneficial ownership of the shares held by the trusts except to the extent of his pecuniary interests therein.

(3)	Includes (i) 660,077 shares held by a trust of which Mr. Moore’s wife is a co-trustee and in which his wife and children are beneficiaries, and over which his wife shares voting and investment power, (ii) 160,000 shares held by Eaglis Aggressive Growth, LLC, a Massachusetts limited liability company of which Mr. Moore is the manager, and over which Mr. Moore has sole voting and investment control, and

(iii) 6,228,927 shares held by two trusts over which Mr. Moore does not have voting or investment power, but in which his children are beneficiaries.

(4)	Mr. Sichko serves as trustee or co-trustee of certain trusts established by Messrs. Greenberg and Moore. The shares listed in the above table represent shares of common stock over which Mr. Sichko maintains sole voting or investment control (9,607,315 shares) and shares voting or investment control (3,696,002 shares) as trustee or co-trustee of these trusts. Mr. Sichko has disclaimed beneficial ownership of, and any pecuniary interest in, all shares of common stock held by these trusts.

(5)	Mr. George is a co-trustee of certain trusts established by Mr. Moore. The 6,968,004 shares listed in the above table represent shares of common stock over which Mr. George shares voting or investment control in his capacity as co-trustee. Mr. George does not maintain sole voting or investment control with respect to any of the shares of common stock held by these trusts, and has disclaimed beneficial ownership of, and any pecuniary interest in, all such shares.

(6)	Based on Schedule 13G filed with the SEC on February 14, 2008, Wellington Management Company, LLP, in its capacity as an investment adviser, reported that as of December 31, 2007, it may be deemed to beneficially own 15,348,791 shares of common stock that are held of record by clients of Wellington Management. Of the 15,348,791 shares, Wellington Management shares the power to vote 10,582,091 shares and has shared power to dispose or to direct the disposition of 14,953,091 shares.

(7)	Based on Schedule 13G filed with the SEC on February 14, 2008, FMR, LLC, in its capacity as an investment adviser, reported that as of December 31, 2007, it may be deemed to beneficially own 12,569,705 shares of common stock that are held of record by clients of FMR, LLC. Of the 12,569,705 shares, FMR, LLC has the sole power to vote or direct the vote of 133,130 shares and has the sole power to dispose or to direct the disposition of 12,569,705 shares.

(8)	Mr. Cunningham’s term serving on the Board will end immediately preceding the Annual Meeting on June 5, 2008.

(9)	Mr. McKissock’s term serving on the Board will end immediately preceding the Annual Meeting on June 5, 2008.

(10)	Mr. Bradford has sole voting and investment power of 377,323 shares, which number does not include 4,600 shares held by Mr. Bradford’s spouse, and 12,000 shares held in the name of his children. Mr. Bradford disclaims beneficial ownership of the shares held by his spouse and children except to the extent of his pecuniary interest therein.

(11)	Includes 59,265 shares (and 185,000 shares subject to options exercisable and/or RSUs that have not yet vested but will have vested within 60 days of April 10, 2008) held as of April 10, 2008 by two officers not required to be named in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and persons holding more than 10% of our common stock, are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC, and to provide us with a copy of any such filings. Based on a review of the copies of such reports provided to us, and written representations that no other reports were required, we believe that our directors, officers and other persons holding more than 10% of our common stock complied with all Section 16(a) filing requirements during 2007, except as set forth below.

Administrative oversights caused the late filing of (i) a Statement of Changes of Beneficial Ownership of Securities (Form 4) for each of Preston B. Bradford, Darius W. Gaskins, Alan J. Herrick, and Bruce D. Parker, relating to amendment of outstanding options held by these reporting persons that resulted in the deemed cancellation of the “old” options and grant of replacement options, and (ii) an Annual Statement of Beneficial Ownership of Securities (Form 5) for J. Stuart Moore associated with a charitable contribution of 2,990 shares made by Mr. Moore on December 31, 2007.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2007, the number of options and awards issued under our equity compensation plans and the number of awards available for future issuance under these plans.

(a)
	Number of Securities to		(b)	(c)
	be Issued Upon		Weighted-Average	Number of Securities Remaining Available
	Exercise of		Exercise Price of	for Future Issuance Under Equity
	Outstanding Options,		Outstanding Options,	Compensation Plans (Excluding Securities
Plan Category	Warrants, and Rights		Warrants and Rights	Reflected Column (a))(1)(2)

Equity compensation plans approved by stockholders	15,842,146		$8.11	12,456,702
Equity compensation plans not approved by stockholders	N/A		N/A	N/A

Total	15,842,146	(3)	$8.11	12,456,702

(1)	7,420,699 of the shares listed in column (c) may be issued in the form of restricted stock or RSUs, pursuant to the terms of our 1998 Stock Incentive Plan. No shares of restricted stock or RSUs are currently available for issuance under our other equity compensation plans.

(2)	Column (c) includes 1,773,600 shares that remain available for future issuance under our 2005 Employee Stock Purchase Plan. Currently, the Company has ceased offering shares under its 2005 Employee Stock Purchase Plan.

(3)	10,336,557 of the shares listed in column (a) are stock options that have a weighted-average exercise price of $12.42.

Executive Compensation

Compensation Discussion and Analysis

Compensation Objectives and Strategy

The primary purpose of Sapient’s executive compensation programs (“Executive Programs”) is to establish a meaningful reward system within an appropriate cost structure that aligns executive compensation with the interests of our shareholders. The objectives and strategy of our Executive Programs are as follows:

•	We administer clear, understandable reward programs that enable Sapient to attract and retain top management talent critical to improving our performance and building long-term shareholder value.

•	We aim to structure executive compensation that, subject to our executives’ and Company performance, will result in:

•	base pay being targeted at amounts equal to or as much as 15% below market (as defined below) median (“Median”), consistent with our emphasis on “variable” compensation (defined as annual cash bonus and equity-based awards) over “fixed” compensation (i.e., base salary);

•	base salary plus cash bonus eligibility (“Total Cash”) targeted “at Median” for Total Cash; and

•	Total Cash, combined with equity incentive compensation, targeted to exceed the Median by up to 15% for total executive compensation.

•	We have designed our Executive Programs to promote a performance-based culture that rewards our executives both for overall Company performance and individual performance. We weigh individual performance and contributions significantly in determining base salary, bonus pay and equity-based awards for our executives.

•	We encourage individual performance and achievement by placing a significant portion of our executives’ compensation at risk in the form of variable pay, as summarized below.

•	We administer short-term (e.g., annual cash bonus) and long-term (e.g., equity-based compensation) incentives in a manner intended to promote Sapient’s short-term operational objectives, such as business unit performance, and long-term strategic goals.

•	We promote equality and fairness in our compensation approach on a company-wide basis by offering the same or similar compensation components to both our executives and non-executive employees. For example, as we describe further below and except as otherwise noted, we do not provide our executives perquisites or other forms of compensation that differ from the compensation components that we pay our non-executive employees.

•	We compare pay among our Named Executive Officers and in relation to our other executives and our next lower tier of management, to ensure we are equitably and fairly recognizing and rewarding our executives based on their individual responsibilities and contributions to Sapient.

Role of the Compensation Committee

The Compensation Committee of our Board of Directors approves and oversees the framework for our Executive Programs, including the elements and amounts of compensation for our executive officers. The Committee consists of three non-employee directors of Sapient, each of whom is an independent director under the Nasdaq listing requirements. The Committee met fifteen times in 2007 and typically convenes two meetings each year to approve executive compensation. In the first quarter of each year, the Committee meets to approve our senior leadership team’s annual bonus payments for the prior year. In the third quarter of each year, the Committee meets to approve that year’s base salary changes, annual bonus targets, and equity awards for our senior leadership team except our Chief Executive Officer (“CEO”), Alan J. Herrick, whose compensation package the Committee determines in the first quarter of each year. The Committee also meets at other times, as warranted, to approve compensation adjustments for our executives. For example, the Committee met twice in March 2007 to review and approve the principal terms of Mr. Herrick’s compensation package.

The Committee’s Charter, which our Board of Directors has approved, describes the Committee’s functions in greater detail, and is available via our website at http://www.sapient.com.

Compensation Inputs Used for Compensation Committee Decision-Making

To determine our executive officers’ compensation packages and ensure that compensation decisions for each officer are consistent with and promote our compensation objectives and strategy, the Committee relies upon multiple inputs, as follows:

1.	Target Market Development

A. Competitive Assessments

The Committee uses competitive assessments to acquire an understanding of executive pay programs, pay levels and mix among similarly situated companies and assess the overall market competitiveness of our Executive Programs. In 2006 and throughout 2007, we retained Pearl Meyer & Partners, an independent compensation firm (the “Management Advisor”) to perform a competitive assessment of base salaries, actual total cash compensation, target total cash compensation, long-term incentives and actual total direct compensation within our Executive Programs. Additionally, in the fourth quarter of 2006 and throughout 2007, the Committee engaged Exequity, LLP, an independent compensation advisor (the “Committee Advisor”), to advise it concerning proposed compensation packages for Mr. Herrick and Joseph S. Tibbetts, Jr., our Chief Financial Officer. We summarize further below our use of competitive assessments to assist the Committee in developing our executives’ 2007 compensation packages.

B. Market Definition/Approach and Methodology

To assess the market competitiveness of our Executive Programs, we first determined the competitive market against which to compare Sapient and industry peer executive compensation.

With respect to Mr. Herrick’s compensation package, the Committee defined the competitive market based on a review of chief executive officer pay at 10 peer companies (the “CEO Peer Group”), which were selected for benchmarking because they compete with Sapient for the same executive talent pool: Accenture Ltd.; Perot Systems Corporation; Cognizant Technology Solutions Corporation; Monster Worldwide, Inc.; CIBER, Inc.; Keane, Inc.; Parametric Technology Corporation; Digitas; aQuantive, Inc.; and Diamond Management and Technology Consultants, Inc. Although the median revenues of the CEO Peer Group were significantly larger than Sapient’s revenue, the Committee Advisor regressed the pay level data to Sapient’s size to enable a meaningful company-to-company comparison. In addition to compiling CEO Peer Group data to determine the competitive market, the Committee Advisor reviewed CEO pay generally for professional service companies. This information enabled the Committee to benchmark Mr. Herrick’s proposed compensation relative to CEO compensation within the CEO Peer Group firms and determine, based on the Committee’s executive compensation objectives and strategy and considerations of Mr. Herrick’s performance, an appropriate pay package relative to his industry peers.

For Mr. Tibbetts’ compensation package, the Committee Advisor provided our Board of Directors general advice and direction concerning market compensation rates for chief financial officers in companies within Sapient’s industry that have comparable financial performance. As described further on page 23, however, the Committee did not perform detailed benchmarking in developing Mr. Tibbetts’ compensation package.

Regarding the compensation packages for our Named Executive Officers and senior level executives other than Messrs. Herrick and Tibbetts, the Committee defined the competitive market as follows:

•	Industry Peer Group. The Management Advisor created an “Industry Peer Group” consisting of companies that were similar to Sapient in the following manner: (i) technology-oriented; (ii) publicly traded; (iii) comparable annual revenue (median revenue = $349M); and (iv) comparable market capitalization (median market capitalization = $435M). To attain a sample size large enough to ensure statistically reliable data and avoid the influence of outlier data, the Management Advisor included eleven firms in the Industry Peer Group: Analysts International Corp.; Answerthink, Inc.; Ciber, Inc.; Computer Task Group, Inc.; Covansys Corp.; Diamond Management & Technology; Igate Corp; Maximus, Inc.; Red Hat, Inc.; SI International, Inc.; and Syntel, Inc.

•	Survey Compensation Data. To attain a broader industry perspective on executive compensation, the Management Advisor used survey compensation data from a composite “Survey Group” consisting of high-technology firms similar in size and industry to Sapient. The Survey Group derived from the following surveys: 2006 CHiPS Executive & Senior Management Total Compensation Survey; 2006 Mercer Benchmark Database — Executive Survey; 2006 Mercer Global Pay Summary (used for benchmarking Sapient’s international executives); 2006/2007 Watson Wyatt Global 50 Remuneration Survey (used for benchmarking Sapient’s international executives); and two confidential survey sources.

•	Industry Composite Group. Based on the Industry Peer Group and Survey Group data, the Management Advisor created an “Industry Composite,” which comprises an average of the compensation data applicable to those two groups.

•	CEO Peer Group and Aspirational Peer Group. As an additional reference point in analyzing our executive compensation package, we reviewed, but did not formally benchmark, compensation data for the CEO Peer Group and an “Aspirational Peer Group” consisting of eight technology-oriented firms with median revenue of $855M and a median market capitalization of $1.019B.

2.	Individual Performance and Objectives

In addition to using competitive assessments and peer benchmarking, the Committee heavily weighs individual performance against established and agreed upon objectives in setting executive compensation. The Committee’s key considerations regarding executive performance include the following:

•	Achievement of annual revenue and profitability, and/or cost savings (i.e., reduction in general and administrative costs) targets that are established early in, or prior to, the applicable measurement year.

•	Assessment of leadership qualities: mentorship, coaching skills, ability to build high-performing teams, ability to be a change advocate, integrity, and promotion and contributions to the achievement of Sapient’s Strategic Context (our company purpose, core company values, vision, goals and client value proposition) and competencies.

•	Achievement of agreed upon objectives. Each executive, in consultation with and subject to the approval of our CEO, establishes individual objectives in the first quarter of each year, and performance against those objectives is measured in the first quarter of the following year, for purposes of informing the Committee’s decision making concerning the executive’s annual bonus payment (paid annually in March) and base salary and bonus target changes, and equity awards (implemented annually in July). Executive objectives include a mix of quantifiable (e.g., business unit profitability and revenue improvement, in the case of business unit leads; cost savings and efficiencies achieved, in the case of our Chief Financial Officer and Chief Operations and Administrative Officer) and qualitative objectives. All executives are accountable for reducing turnover, improving processes and efficiencies and reducing operating costs and other objectives specific to their domains.

In determining our executives’ compensation packages, and awarding annual or long-term incentives, we do not weigh a specific performance area more heavily than another, but rather assess the totality of the individual’s performance against all performance areas to determine that individual’s compensation.

3.	Individual Compensation History

The Committee reviews each executive’s compensation history, including historical equity awards and salary progression, to inform its current year compensation decisions. In considering compensation changes for our executives in 2007, the Committee reviewed executive base salaries in the prior two years, the number and “in the money” value of equity awards in the prior 10 years (or fewer years for those executives who have worked at Sapient fewer than 10 years), and actual and target bonuses in the prior year. Through this information, the Committee observes trends in our compensation approaches for each executive (for example, an executive’s compensation history may reflect that he has not received a base salary increase for several years) and, based on these observations and the other considerations described in this Compensation Discussion and Analysis, may approve compensation adjustments for the executives.

4.	Internal Pay Equity

While we rely on survey data and comparative analysis through peer group benchmarking to compare compensation levels and assess the market competitiveness of our Executive Programs, we believe that internal pay equity among our executives is equally critical to ensuring fairness in our Executive Programs. Accordingly, the Committee’s decisions concerning each executive’s compensation include a careful review of the executive’s pay components and levels relative to other executives in similar roles, seniority and/or levels of responsibility. In particular, the Committee developed Mr. Herrick’s compensation package, in part, by considering internal parity between Mr. Herrick and Mr. Tibbetts (Mr. Tibbetts’ package was established prior to the Committee finalizing Mr. Herrick’s package). Additionally, in determining the compensation packages for Alan M. Wexler, Senior Vice President, North America, and Dr. Christian Oversohl, Senior Vice President, Europe, the Committee considered each executive’s pay element relative to the other executive’s corresponding pay element, given the similar roles and responsibilities of these two executives, as well as their pay levels relative to the business executives who report to them.

Management and Outside Advisor Participation in Compensation Package Determinations

In addition to foregoing considerations, the Committee’s decisions and decision-making processes concerning executive compensation are informed by consultation with Mr. Herrick, who provides detailed input regarding our executives’ job performance (other than his own performance), including accomplishments, strengths and areas for personal development. Mr. Herrick’s reviews of our executives’ performance derive, in part, from a review of the results of our company-wide, twice per year, employee review process, in which our executives and other employees are evaluated, and receive a numerical performance score, based on their value, productivity and contributions to Sapient. Additionally, the executives are assessed for their promotion and contributions to the achievement of our Strategic Context.

Mr. Herrick and our Vice President — People Success (who oversees our human resources functions) typically attend Committee meetings in which the Committee reviews the performance of the Company and individual executives (other than themselves) and approves executive compensation. The Committee weighs Mr. Herrick’s recommendations regarding pay issues applicable to other executives and members of senior management who compose our company-wide leadership team. Other members of management and certain other Board members may also participate in the executive compensation review and approval process on an as-requested basis. Nonetheless, the Committee retains ultimate decision-making authority over the compensation decisions for these individuals, and only the Committee members (and no members of management) may approve executive compensation.

In the fourth quarter of 2006 and throughout 2007, the Committee Advisor advised the Committee on proposed compensation packages for Mr. Tibbetts and Mr. Herrick. The Committee Advisor counsels the Committee only on issues associated with executive and Board pay, and has no other financial or business relationship with the Company. The Committee Advisor is hired by, and performs all work directly for, the Committee. The Committee authorizes all projects and associated consulting fees in connection with the Committee Advisor’s work for the Committee. In addition to its services concerning compensation packages for Messrs. Herrick and Tibbetts, the Committee Advisor also assisted the Committee review Board pay and other general compensation issues in 2007.

To evaluate and develop proposed 2007 compensation packages for our Named Executive Officers and other senior leadership team members except Messrs. Herrick and Tibbetts, in 2006 throughout 2007 management retained the Management Advisor to assess the competitiveness of our Executive Programs across base salary, actual total cash compensation, target total cash compensation, long-term incentives and actual total direct compensation.

Compensation and Benefits Structure

Our compensation and benefits structure comprises three key elements:

•	Pay Level — determination of the appropriate levels of pay;

•	Pay Mix — determination of each element of compensation, its purpose and design, and its relationship to the Executive Programs; and

•	Pay-for-Performance— determination of the performance measures and goals used in the Executive Programs.

Pay Level

The Committee determines executive pay levels based on several factors, including an individual’s experience and role, responsibilities and performance at Sapient, and comparative pay levels for peers within Sapient and in similar job functions in the marketplace.

A.	Chief Executive Officer Benchmarking and Pay Level Determination

In connection with its review of Mr. Herrick’s compensation, the Committee Advisor confirmed that the package that the Committee negotiated with Mr. Herrick was comparable to the CEO Peer Group (as regressed to match Sapient’s size) for both pay levels and mix.

Further, the Committee assessed Mr. Herrick’s proposed compensation package in terms of internal parity with Mr. Tibbetts’ compensation package. To this end, the Committee Advisor reviewed market data concerning pay levels between CEO and CFO roles within the same company, to confirm that Messrs. Herrick and Tibbetts’ compensation packages would result in pay parity. The Committee Advisor’s assessment revealed that Messrs. Herrick and Tibbett’s compensation packages represented a typical pay correlation between the CEO and the CFO roles, when evaluated against the CEO Peer Group.

Finally, the Committee Advisor assessed Mr. Herrick’s proposed compensation package for general conformity with market norms for pay mix, and confirmed that Mr. Herrick’s proposed pay mix was generally consistent with such norms.

Ultimately, Mr. Herrick’s compensation package was targeted at — and resulted in — the following levels of competitive pay when assessed against the CEO Peer Group:

•	Base salary under the 50th percentile (reflecting Sapient’s greater relative emphasis on pay-for-performance, and the fact that Mr. Herrick was a first-year and first-time CEO, as compared to CEO peers who have longer tenures);

•	Annual bonus target at approximately the 50th percentile; and

•	Long-term incentive grant-date values above the Median (again, reflecting Sapient’s pay-for-performance philosophy).

Overall, the total value of Mr. Herrick’s 2007 compensation package approximated the 50th percentile of total packages among the CEO Peer Group (regressed to Sapient’s revenue size).

B.	Chief Financial Officer Benchmarking and Pay Level Determination

Mr. Tibbetts’ pay levels were established in October 2006, in connection with the employment agreement that he signed upon joining Sapient (see page 41 for a summary of Mr. Tibbetts’ employment agreement). The pay levels, and Mr. Tibbetts’ overall compensation package, resulted from a negotiation process between Mr. Tibbetts and our Board of Directors. To ensure overall market reasonableness of Mr. Tibbetts’ compensation package, our Board of Directors consulted the Committee Advisor. The Committee Advisor provided general advice and direction to the Board concerning market compensation rates for chief financial officers in companies within our industry that have comparable financial performance. Based on the Committee Advisor’s guidance, the Board determined that Mr. Tibbetts’ proposed compensation package was consistent with our overall compensation philosophy and pay objectives and, accordingly, approved it.

In 2007, no changes were made to Mr. Tibbetts’ base salary or annual bonus target, and Mr. Tibbetts did not receive any long-term incentives additional to those already provided for in his employment agreement. Mr. Tibbetts’ compensation package remained unchanged in 2007, principally because his initial package was finalized in late 2006 and our Board of Advisors expected that the pay levels set forth in the initial package should continue in effect through year-end 2007.

C.	Other Named Executive Officer Benchmarking and Pay Level Determinations

In assessing competitive compensation levels, we considered our overall financial performance relative to the Industry Peer Group for the trailing twelve months and three-year period including and preceding March 31, 2007, and then compared our compensation levels to the Industry Peer Group. Our rationale for this comparison was to determine whether our executive compensation levels, relative to the Industry Peer Group, were disproportionately greater or less than our financial performance relative to the Industry Peer Group. The comparison revealed that our financial performance was at the 55th percentile and ranked 5th on a one-year basis, and at the 65th percentile and 4th on a three-year aggregate basis, respectively, for revenue growth, EBITDA as a percentage of revenue, and total shareholder return.

We then analyzed our average executive compensation in effect for 2006 and the first half of 2007, relative to the Industry Composite, and determined that our executive compensation levels rank as follows:

Compensation Component	Rank
Base Salary	55th percentile
Target Total Cash Compensation (base salary plus target bonus)	60th percentile
Actual Total Cash Compensation (base salary plus 2006 paid bonus)	50th percentile
Long-Term Incentives (“LTI”)*	50th percentile
Actual Total Direct Compensation (actual total cash paid plus LTI)	50th percentile

*	LTI value is based on number of restricted stock units granted multiplied by closing price of Sapient stock on grant date.

Factoring in our financial performance relative to the Industry Peer Group firms, individual roles and the corresponding benchmark positions for those roles, and our compensation objectives and strategy, the Management Advisor then prepared compensation recommendations for our entire senior leadership team (except Messrs. Herrick and Tibbetts).

1.	Senior Vice President, North America Pay Level Determination

With respect to Mr. Wexler, the Management Advisor benchmarked his position by comparing it to a (a) top division executive, within the Survey Group, and (b) division president, within the Industry Peer group. Based on this benchmarking, our CEO recommended a compensation package for Mr. Wexler, which the Committee reviewed in July 2007.

In connection with reviewing the CEO’s recommendation, the Committee considered Mr. Wexler’s salary progression, noting that when Mr. Wexler assumed his current position in October 2006, he had received a 25% base pay increase. Further, the Committee considered Mr. Wexler’s experience, role, responsibilities and individual performance, and the performance of our North American business. Additionally, the Committee considered internal parity between Mr. Wexler and (a) Dr. Oversohl, given Dr. Oversohl’s similar position and responsibilities with respect to our European business, and (b) the business executives who report to Messrs. Wexler and Oversohl. Finally, the Committee considered Mr. Wexler’s pay mix in light of our pay mix philosophy, described below, including the fact that Mr. Wexler’s then-current salary level placed him above our targeted market range for base salary (i.e., at or below Median). Taking these factors and our overall compensation objectives and strategy into account, the Committee approved the following pay elements for Mr. Wexler:

Compensation Element	2007 Base Salary	2007 Target Annual Bonus	2007 Total Cash (Base salary and target bonus)	2007 Long-Term Incentive (“LTI”)	2007 Total Direct Compensation (Base salary, target bonus and LTI value)
Amount	$300,000 (no change from 2006)	$225,000 (pro rated based on effective date of July 1, 2007)	$525,000	50,000 restricted stock units ($371,500 market value)* (granted 8/1/2007)	$896,500
Competitive Position Relative to Industry Composite	55th percentile	50-65% of base salary	75th percentile	50th percentile	65th percentile

*	Market value (used solely for benchmark comparison purposes and not for purposes of determining the actual accounting treatment/value of the LTI) calculated as closing price of Sapient stock on June 22, 2007 ($7.43) multiplied by number of restricted stock units granted.

2.	Senior Vice President, Europe Pay Level Determination

Regarding pay level setting for Dr. Oversohl, we compared his position to a top (a) international division executive, within the Survey Group, and (b) European executive within the Industry Peer Group, which indicated that relative to the Industry Composite, Dr. Oversohl’s base salary (prior to adjustment in July 2007) was in the 30th percentile and Total Cash was in the 25th percentile. Based on this benchmarking, our CEO recommended a 2007 compensation package for Dr. Oversohl, which the Committee reviewed in October 2007.

In connection with reviewing the CEO’s recommendation, the Committee reviewed Dr. Oversohl’s salary progression, noting that his base salary had not changed for seven years. The Committee also considered Dr. Oversohl’s experience, role, responsibilities and individual performance, and the performance of our European business. Additionally, the Committee considered internal parity between Dr. Oversohl and (a) Mr. Wexler, and (b) our business executives who report to Dr. Oversohl and Mr. Wexler. Further, the Committee considered the competitive market for an executive with Dr. Oversohl’s background and skills, and compensation levels intended to encourage his long-term retention. Taking these factors and our overall compensation objectives and strategy into account, the Committee approved a compensation package for Dr. Oversohl that ultimately resulted in compensation elements that exceeded somewhat our target compensation ranges and pay mix goals (the below amounts are converted from Euros to USD, based on an exchange rate of 1 Euro =1.33866 USD as of June 21, 2007):

Compensation Element	2007 Base Salary	2007 Target Annual Bonus	2007 Total Cash (recommended base salary plus recommended target bonus)	Recommended 2007 LTI	Recommended 2007 Total Direct Compensation (recommended base salary, target bonus and LTI value*)
Amount	$321,278 (retroactive to July 1, 2007)	$200,799 (effective January 1, 2007)	$522,077	40,000 restricted stock units ($297,200 market value)* (granted November 1, 2007)	$819,277
Competitive Position Relative to Industry Composite for International (Non-U.S. Based) Positions	60th percentile	50-65% of base salary	>75th percentile	60th percentile	65th percentile

*	Market value (used solely for benchmark comparison purposes and not for purposes of determining the actual accounting treatment/value of the LTI) calculated as closing price of Sapient stock on June 22, 2007 ($7.43) multiplied by number of restricted stock units granted.

3.	Chief Operations and Administrative Officer Pay Level Determination

Our Chief Operations and Administrative Officer (“COAO”), Preston B. Bradford, maintains responsibility for process reengineering and improvement initiatives concerning our core internal financial operations. As Mr. Bradford’s position is a niche position and unlike that of a typical chief operating officer, the Management Advisor was unable to specifically benchmark Mr. Bradford’s position with peer groups, or rely on the Industry Peer Group or Survey Group data in recommending a 2007 compensation package for him. However, we compared Mr. Bradford’s then-current Total Cash compensation to market Total Cash compensation for second level finance executives and top administrative executives at the 50th percentile. Based on this comparison, the Management Advisor determined that Mr. Bradford’s Total Cash was at or above Median. Accordingly, and per management’s recommendation, the Committee determined that Mr. Bradford’s Total Cash compensation for 2007 should remain unchanged from his 2006 Total Cash compensation. With respect to Mr. Bradford’s LTI compensation, Mr. Herrick recommended that the Committee approve a grant of 20,000 restricted stock units (“RSUs”) based on Mr. Bradford’s performance against his individual objectives, considerations of internal pay equity among members of our senior leadership team, and LTI competitive analysis that the Management Advisor prepared.

Pay Mix

Consistent with our stated compensation philosophy to tie total compensation closely to — and make it heavily dependent upon — achievement of Company and individual performance, we emphasize “variable” compensation (i.e., bonus and equity-based awards) over “fixed” compensation (i.e., base salary). Accordingly, relative to an assessment of competitive market practices, and as noted above, the Committee aims to establish executive base salaries equal to or as much as 15% below Median, with Total Cash compensation targeted at Median, and total executive compensation (inclusive of equity-based incentive compensation) targeted above Median by as much as 15%. However, pay levels for specific individuals and/or job functions may vary from these targets, based on market demand for particular talent and other factors. As a result of our emphasis on performance-based pay, actual total compensation in a given year may vary well above or well below our targeted compensation relative to Median levels, based primarily on the Company’s attainment of its operating goals and individual performance achievement.

The Committee believes strongly in the importance of assessing each pay element in relation to the other pay elements that the Executive Programs comprise. To determine optimal pay mix, the Committee reviews executive salary progression, historic equity grants, target and actual bonus levels by year, experience levels, job responsibilities and contributions to the organization, and general market information. The Committee also believes that our combination of programs and plans provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and promotes executive recruitment and retention, allowing us to attract and retain highly qualified executives.

In light of the foregoing, we aim to make the variable portion of executive pay a larger proportion of our executives’ total compensation, relative to industry norms. In connection with its competitive assessment work, the Management Advisor provided management the following median compensation mix statistics for the Industry Composite group, to provide management insight into how our executive compensation mix compares with market compensation mix:

	% of Total Compensation By Pay Element — Industry Composite Group
		Actual Short-Term Incentive
Executive	Base Salary	(Annual Bonus)	Long-Term Incentive
CEO	29%	19%	52%

Other Named Executive Officers	47%	14%	39%

By comparison, we established the following compensation mix for our Named Executive Officers’ compensation packages:

	% of Total Compensation By Pay Element — Sapient Executives
		Actual Short-Term Incentive
Executive	Base Salary	(Annual Bonus)	Long-Term Incentive
Herrick	25%	18%	57%

Tibbetts	33%	14%	53%

Wexler	36%	19%	45%

Oversohl	38%	26%	36%

Bradford	45%	25%	30%

Pay-for-Performance

As noted, we use multiple vehicles to create a strong link between pay and performance. Our annual cash bonus program rewards participants for their achievement of short-term, operational goals (through generating revenue, improving profitability and/or creating efficiencies and cost savings for Sapient) as well as their promotion and contributions to the achievement of our Strategic Context. We use the annual bonus plan as a means to focus our people on the achievement of annual performance goals.

Additionally, we offer equity in the form of RSUs to reward participants for their annual contributions, and encourage their long-term commitment, to Sapient. We believe our use of RSUs is appropriate, particularly given our general philosophy of linking compensation to actual performance and de-emphasizing “fixed” compensation, by positioning executive base salaries at or below Median. While, with the exception of the performance-based vesting RSUs that we granted to Mr. Tibbetts in connection with him joining Sapient in October 2006, our RSU awards are time-based vesting equity awards, we deem RSUs to be a form of “performance-based” compensation in that the actual number of RSUs granted to any participant can vary greatly depending on the individual’s performance, and the value of the underlying shares is tied to company performance.

The Committee maintains discretion to make adjustments (upward or downward) to an executive’s incentive compensation if Sapient’s and/or individual goals are not achieved.

Principal Components of Executive Programs

Our Executive Programs principally comprise the following pay elements:

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Individual experience and role, responsibilities and contributions to Sapient	Provides fixed compensation in amounts comparable to pay levels for peers within Sapient and in similar job functions in the marketplace
Annual Cash Bonus	Company and individual performance and attainment of short-term annual business and financial goals; promotion of/contribution to achievement of Sapient’s Strategic Context	Provides annual performance-based cash compensation intended to motivate our executives to achieve critical annual performance and individual objectives
Long-Term Incentives	Time-based RSU awards that recognize executive achievement of our long-term business goals and Strategic Context. Also rewards executives for retention and long-term commitment to Sapient	Ties the interests of our executives to those of our shareholders and provides focus on stock price, ownership and retention in a challenging and competitive business environment
Benefits
In exchange for their continued employment, executives may participate in the health and welfare, retirement and paid time off benefit plans generally available to eligible employees, including medical, dental, disability and life insurance plans, retirement savings plan, paid time off programs.

Continuation of health benefits may occur as part of severance upon certain employment termination events.

No additional executive perquisites are offered, except as otherwise noted below.
Provides reasonable, market comparable benefits intended to attract and retain executives and other employees

Base Salaries

As noted above, our compensation philosophy emphasizes the aspects of compensation that are performance-dependent. Accordingly, the Committee targets executive base salaries at or as much as 15% below Median, and places greater emphasis on variable compensation in the form of bonus and equity-based awards. However, pay levels and opportunities for specific individuals and/or job functions may vary from these targets, based on market demand for particular talent and other factors.

Adjustments to our executives’ base pay levels are determined annually based upon numerous factors, including individual performance, job responsibilities, impact on the development and achievement of our strategic initiatives, the then-current state of the labor market, benchmarking data and our ability to attract and retain critical executives.

2007 Base Salaries Determination

Our employment agreements with each of our CEO, CFO and European business lead provided for each executive’s base salary in 2007. As noted above, the Compensation Committee determined Mr. Herrick’s 2007 base salary with the assistance of the Committee Advisor, and based on a consideration of CEO pay within the CEO Peer Group companies, internal parity between Mr. Herrick and Mr. Tibbetts, and desired pay mix. Mr. Tibbetts’ 2007 base salary, which was established per his employment agreement when he joined Sapient in October 2006, did not change in 2007 for the reasons stated above. Dr. Oversohl’s 2007 base salary, as described above, resulted from a review of his salary progression (his salary had not changed for seven years), experience, role, responsibilities and individual performance, the performance of our European business, and internal parity between Dr. Oversohl and (a) Mr. Wexler, and (b) our business executives who report to Dr. Oversohl and Mr. Wexler.

Regarding Mr. Wexler, no changes were made to his 2007 base salary. In light of the fact that Mr. Wexler had received a 25% base salary increase in October 2006 and that, at the new rate, Mr. Wexler’s base salary was at the 55th percentile as compared to the Industry Composite, the Committee determined that a further increase was not warranted. Additionally, Mr. Bradford’s 2007 base salary remained unchanged from 2006.

Annual Cash Bonus/Incentive Program

As noted, our annual incentive payments are designed to reward individual performance and our achievement of our short-term operating objectives. Our executives are eligible to receive annual bonuses, paid in cash or equity, under our Global Performance Bonus Plan, as well as our 1998 Stock Incentive Plan (“1998 Plan”). In 2007, our shareholders approved an amendment to the 1998 Plan to enable cash and equity awards granted under the plan to qualify for tax benefits available under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Currently, Mr. Herrick’s bonus is paid pursuant to our 1998 Plan (to qualify his performance-based compensation for the tax benefits available under Section 162(m)), and our other Named Executive Officers’ bonuses are paid pursuant to our Global Performance Bonus Plan. Per the 1998 Plan, and with respect to awards intended to satisfy the performance-based exception under Section 162(m), the Committee maintains the subjective discretion to reduce, but not increase, incentive awards payouts below established annual incentive target levels.

Consistent with our pay level strategy, we set annual incentive levels for our executives at an amount intended to generate target Total Cash compensation that is at Median. Annual target incentives for our executives range from 30% to 90% of the executives’ base salaries. In March 2008, we paid annual bonuses for our Named Executive Officers’ 2007 performance in the amounts indicted on page 35.

Except with respect to our CEO’s annual incentive payment, payments under our annual incentive plans do not qualify as “performance-based” compensation under Section 162(m). With respect to Mr. Herrick, in March 2007 the Committee approved an annual incentive target, described more fully below, that qualified as performance-based compensation for purposes of Section 162(m). The Committee will, in the future, consider establishing annual compensation targets for our other executives that qualify as performance-based compensation under Section 162(m), but may continue to make payments that do not comply with this statute to the extent it deems necessary and/or advisable.

2007 Annual Incentive Determination

1. Chief Executive Officer Annual Incentive Determination

At the time of Mr. Herrick’s appointment to the CEO role in October 2006, we were undergoing significant changes relating to our company leadership structure, as well as a review of our historical stock-based compensation granting practices that ultimately culminated in our restatement of certain prior-years’ financial statements. As a result of these circumstances, the Committee believed that achieving stability in our operating profit was a critical goal for 2007. Accordingly, the Committee determined that Mr. Herrick’s 2007 annual incentive payment should directly correlate with our operating profit.

In light of this goal, and to qualify Mr. Herrick’s 2007 annual incentive as performance-based compensation under Section 162(m), the Committee established a performance-based, non-discretionary bonus target tied to Sapient’s 2007 operating profit (we define “operating profit” as income from our operations, as reported in our publicly filed financial statements on Form 10-K, adjusted to add back certain expenses identified as “Non-GAAP” in our earnings release financial statements or other public disclosures). Mr. Herrick’s 2007 annual incentive target was $425,000 (the “2007 Incentive Target”), payable in full if Sapient achieved an operating profit target of $56.2 million (the “2007 Profit Target”). Depending on actual profit achievement as a percentage of the 2007 Profit Target (the “Profit Achievement Percentage”), Mr. Herrick was eligible to receive an annual incentive payment equal to the result obtained by multiplying the Incentive Target by the Profit Achievement Percentage. Although, per the foregoing calculation, Mr. Herrick’s potential annual incentive payment had no upper limit, he was ineligible to receive any incentive payment if the Profit Achievement Percentage was less than 40%. Based on our actual 2007 operating profit of $46.4 million and a Profit Achievement Percentage of 82.53%, Mr. Herrick received a 2007 annual incentive payment equal to 82.53% of his 2007 Incentive Target, or $350,753.

2. Other Named Executive Officers Annual Incentive Determination

In 2007, the Committee determined our executives’ annual incentives based upon several considerations. The annual incentives for Messrs. Tibbetts and Bradford were based principally on Sapient’s 2007 performance against company-wide revenue and profit growth goals, while the annual incentives for Messrs. Wexler and Oversohl were based principally on each executive’s 2007 performance against revenue and profit growth goals within North America (with respect to Mr. Wexler) and Europe (with respect to Dr. Oversohl). Additionally, the Committee determined annual incentives for the Named Executive Officers (other than Mr. Herrick) based on their achievement of company-wide goals, among others, pertaining to people retention and morale, and their performance as company leaders and contributions to our senior leadership team. Further, the Committee evaluated each executive’s promotion of and contribution to the achievement of our Strategic Context. Finally, the Committee assessed our executives’ performance against various individually established goals and objectives for 2007. Unlike the non-discretionary, objective, performance-based metrics for Mr. Herrick’s annual incentive, many of the metrics used to assess our other executives’ performance are qualitative and required the Committee to exercise significant discretion in assessing proposed payments. As a result, actual incentive payments for our Named Executive Officers other than Mr. Herrick ranged between 73% and 100% of the executives’ annual incentive targets.

Long-Term Incentive Program

We use long-term incentives to balance the short-term focus of our annual incentive program by tying rewards to executive performance over multi-year periods. Under three of our shareholder approved long-term incentive plans, the Committee may grant a variety of long-term incentive vehicles to our executives, including stock options, stock appreciation rights, RSUs and performance shares or units, settled in cash or stock. In 2007, the Committee approved RSUs only as the type of equity-based awards granted to our executives and other employees, and this practice continues to date. We grant RSUs only for long-term incentive compensation because we believe they serve as a valuable incentive to attract, retain and promote high performance by company leaders, and simultaneously enable us to administer our equity-based incentive programs in an efficient, simple and cost effective manner. However, consistent with its authority under our long-term incentive plans, the Committee may opt to grant other types of equity-based awards in the future.

Our current executive long-term incentive granting framework involves developing RSU grant ranges for our leadership group and, within those ranges, allocating awards to our executives based on their performance during the prior year, cash compensation, amount of equity needed to achieve our pay mix and market targeting goals, and historical equity holdings. The Committee believes this method not only ensures that each executive receives appropriate awards, but also that the awards are equitable as compared to the executive’s colleagues on our senior leadership team.

As noted above, while we believe that both retention and long-term performance are important objectives for the long-term incentive program, we also believe that the “at risk” component of the long-term incentive program should be higher for our executives in more senior roles. Therefore, the ratio of RSUs to cash varies by level of participant, with our more senior executives receiving a higher percentage of their total long-term award value in the form of RSUs.

We typically grant equity awards to our executives once per year, on a pre-determined grant date that occurs shortly after the Committee approves the executive equity grants. The Committee reviews and approves the annual equity award for each executive at a scheduled meeting, usually held in July. In 2007, we granted time-based RSU awards to our executive officers, as described more fully below.

2007 Long-Term Incentive Determinations

1. CEO Long-Term Incentive Determination

Regarding the long-term incentives provided to Mr. Herrick, the Committee Advisor reviewed CEO Peer Group data to determine Median long-term incentive awards for chief executive officers. Then, consistent with our pay-for-performance philosophy and desire to put more of Mr. Herrick’s compensation at risk to promote retention and high performance, the Committee Advisor proposed long-term incentives for Mr. Herrick above the CEO Peer Group Median — while simultaneously, as noted, proposing base salary below the CEO Peer Group Median. Taking into account Mr. Herrick’s strong performance in the CEO role to date, as well as internal parity with the long-term incentives provided to Mr. Tibbetts, the Committee approved a grant of 150,000 time-based RSUs per year over three years (450,000 RSUs in the aggregate), of which the first two 150,000 RSU grants occurred in February 2007 and 2008, respectively, and the third 150,000 RSU grant will occur in February 2009. Each RSU grant vests 33 1/3 percent annually on January 1 of each of the first three years following the year in which the grant was or will be made.

2. CFO Long-Term Incentive Determination

Mr. Tibbetts’ long-term incentive awards were provided for in his employment agreement when he joined Sapient in October 2006. As with the other components of Mr. Tibbetts’ compensation, Mr. Tibbetts’ equity component resulted from a negotiation between Mr. Tibbetts and our Board of Directors. With the assistance of the Committee Advisor, our Board determined that Mr. Tibbetts’ proposed long-term incentive award was consistent with our overall pay objectives and market norms. To tie Mr. Tibbetts’ compensation to company performance, however, the Board determined that a significant portion of Mr. Tibbetts’ total equity incentives should be performance-based awards, which vest if our stock achieves the levels described below. As a result, Mr. Tibbetts received a combination of time-based and performance-based RSU awards. The time-based RSU awards consist of three grants of 75,000 RSUs each (225,000 RSUs in the aggregate). Mr. Tibbetts received the first 75,000 RSU grant on November 1, 2006; the second grant occurred on November 1, 2007; and the third grant will occur on November 1, 2008. Mr. Tibbetts’ performance-based award consisted of 400,000 RSUs. The performance-based RSUs vest in increments of 100,000 units when/if the average 30-day closing price of our stock equals or exceeds each of the following targets: $5.00; $10.00; $15.00; and $20.00. Any performance-based units that have not vested as of the fourth anniversary of the RSU grant date will be forfeited. In December 2006, the first 100,000 share increment of Mr. Tibbetts’ performance-based RSU award vested; the remaining 300,000 performance-based RSUs have not yet vested. In 2007, the Committee did not award Mr. Tibbetts any equity additional to the awards described in his employment agreement.

3. Other Named Executive Officers Long-Term Incentive Determination

In determining Messrs. Wexler and Oversohl’s long-term incentive awards for 2007, the Committee considered several factors, including each executive’s performance against company financial goals and individual objectives, our pay-for-performance philosophy, market comparisons to the Industry Peer Group and Survey Group, historical equity grants made to executives in each year since they joined Sapient, and pay parity between Mr. Wexler and Dr. Oversohl, and between Messrs. Wexler and Oversohl and our other leadership team members. Accordingly, in July 2007 the Committee awarded Mr. Wexler 50,000 time-based RSUs and Dr. Oversohl 40,000 time-based RSUs.

Finally, the Committee determined Mr. Bradford’s 2007 RSU award, which consisted of 20,000 time-based RSUs, based on a review of Mr. Bradford’s performance and achievement of individual objectives,

historical equity grants made to Mr. Bradford in the prior 10 years, pay parity within our senior leadership team, and our pay-for-performance philosophy.

Benefits and Perquisites

As employees of the Company, our executives are eligible to participate in all Company-sponsored benefits programs on the same basis as other full-time employees. These include the Company’s health and welfare benefits (e.g., medical/dental plans, disability plans, life insurance) and 401(k) Plan (or its equivalent for management team members located outside of the United States). We believe our benefit plans assist Sapient in its mission to attract and retain high quality employees.

We do not offer any special “tax advantaged” programs for our executives. Additionally, while our executives from time to time receive certain immaterial personal benefits from Sapient, in 2007 the value of these perquisites for each executive did not exceed $10,000. Except as noted below with respect to Dr. Oversohl, we do not offer any supplemental executive health and welfare or retirement programs, or provide any other supplemental benefits or perquisites, to our executives. The Committee’s decision not to offer supplemental benefits or perquisites to our executives is consistent with our company-wide philosophy of promoting internal equity among all of our employees, and not affording certain compensatory benefits only to an exclusive group of employees.

Dr. Oversohl receives the following supplemental benefits: (1) a company premium contribution in the amount of 20,000 Euros per year into a retirement support fund for the benefit of Dr. Oversohl which is a legally independent fund and thus not subject to the control of Germany’s Insurance Supervisory Authority (BaFin) (the “Support Fund”); and (2) in lieu of receiving a company car, a monthly payment in the amount of 1,200 Euros per month, retroactive to July 1, 2007. In considering these benefits for Mr. Oversohl, our management engaged two international benefits consulting firms: Sentinel Benefits Group, Inc. and Towers Perrin (together, the “International Consultants”). The International Consultants advised that German employers commonly make payments into retirement support funds for the benefit of their employees, particularly executives/managing directors, and that the executive payments typically are at an amount equal to 10% of an executive’s base salary. Additionally, the International Consultants advised that German executives/managing directors routinely receive an automobile allowance in the range of 1,200 to 1,800 Euros per month. In light of these benefits norms within Germany, Dr. Oversohl’s senior executive position within Sapient, and our desire to provide Dr. Oversohl industry-standard benefits intended to promote his retention and continued commitment to Sapient, the Committee deemed it appropriate to make payments into a Support Fund for Dr. Oversohl in an amount equal to 8% of his base salary and pay an automobile allowance at the low end of the standard range for that benefit.

Employment Contracts

The Company maintains employment agreements with Messrs. Herrick, Tibbetts, Wexler and Oversohl. These agreements contain severance arrangements and other benefits to the executives. Further, Messrs. Herrick and Tibbetts’ employment agreements contain provisions that provide each executive certain financial benefits in the case of a change in control of Sapient. The employment contracts and change in control provisions for the foregoing officers, as well as an estimate of the termination or change in control amounts that would be payable to the executives if such payments were triggered at year-end 2007, are summarized on pages 42 and 43. Additionally, all of our executives have agreed to covenants that protect Sapient against the executives joining a competitor, and/or soliciting Sapient clients and employees.

While, historically, we have not entered into executive employment agreements, in limited circumstances we have negotiated employment agreements with our senior executives and other company leaders. Consistent with market practice, we implemented employment agreements with Messrs. Herrick and Tibbetts to provide them post-termination benefits that are consistent with our overall pay objectives and typical market practice. These benefits are intended to enable each executive to focus on his present responsibilities and be fully committed to Sapient for the duration of his employment. Further, with respect to Messrs. Herrick and Tibbetts’ change in control arrangements, we believe these arrangements are important not only for the foregoing reasons, but also because we believe that the interests of our stockholders will best be served if our senior-most leaders’ interests are aligned with them. Providing change in control benefits helps ensure the objectivity of executives in reviewing potential change-in-control transactions and contributes to an overall pay program that is consistent with typical pay practices in this regard.

We entered into a new employment agreement with Dr. Oversohl effective as of July 1, 2007 (Dr. Oversohl had previously entered into employment agreement with Sapient that expired on June 30, 2007) because, within Germany, employment agreements and post termination benefits of the type we have provided to Dr. Oversohl are standard features of executive compensation packages. Thus, for competitive reasons, and to promote Dr. Oversohl’s retention and commitment to Sapient, we believed it was necessary and appropriate to provide him an employment agreement that includes severance benefits. Further, we determined the level of Dr. Oversohl’s severance benefit based, in part, on a comparison to, and desire to ensure parity with, Mr. Wexler’s severance benefit.

We entered into an employment agreement with Mr. Wexler in 2002 that provides a post-termination severance benefit equal to one year’s base pay and bonus pay. We implemented this arrangement with Mr. Wexler to promote his retention and commitment to Sapient during a time when the economic climate, and the market for our services, was less certain and retention of senior leaders was critical.

We have not formally benchmarked our executives’ post-termination benefits against our industry peers. However, based on compensation data available from general industry resources, we believe the benefits are market competitive and not excessive.

2007 Compensation Actions

The Committee reviews and approves salary levels for our executive officers typically on an annual basis, in July. For 2007, our Named Executive Officers salaries increased over their 2006 salaries by an unweighted average of 13%. Additionally, base salaries for our Named Executive Officers in 2007 represented between 25% and 45% of total direct compensation for these individuals.

For 2007, we paid total annual incentives of $999,685 to our Named Executive Officers. In the aggregate, these actual amounts represent 88% of the executives’ target annual incentive for 2007, based on Sapient’s and individual performance relative to company/individual goals for 2007.

In 2007, we granted an aggregate of 335,000 RSU awards to our Named Executive Officers.

2008 Compensation Actions

On March 28, 2008, the Committee approved changes to Mr. Herrick’s compensation package, as described more fully below. To develop Mr. Herrick’s compensation changes, the Committee reviewed the CEO Peer Group and eliminated three constituent companies: Keane, Inc., and Digitas, because those firms had been acquired, and Monster Worldwide, Inc., because the Committee determined this company did not compete with Sapient either for client business or executive talent as closely as other companies within the CEO Peer Group. Further, to provide a more comprehensive set of relevant benchmark companies, the Committee included additional companies that compete with Sapient either for client business or executive talent. As a result, the CEO Peer Group, as revised, comprised the original CEO Peer Group companies (less Keane, Digitas and Monster Worldwide), plus: Computer Sciences Corporation; Omnicom Group; Interpublic Group of Companies; BearingPoint, Inc.; Mantech International Corp.; Gartner, Inc.; Maximus, Inc.; Ness Technologies, Inc.; and Covansys Corporation (collectively, the “Revised CEO Peer Group”).

In light of Mr. Herrick’s strong performance and leadership as our Chief Executive Officer in 2007 and early 2008, the Committee decided to increase Mr. Herrick’s entire compensation package to bring each compensation element closer to the Revised CEO Peer Group median. As a result, the Committee approved Total Cash compensation changes for Mr. Herrick, as indicated below. In addition, the Committee approved a long-term incentive award in which Mr. Herrick received 150,000 RSUs, which began vesting as of January 1, and will vest over three years in equal increments of 33 1/3% (i.e., 50,000 RSUs) per year.

Alan J. Herrick 2008 Total Cash Compensation Changes
Pay Element	2007 Pay Level	2008 Pay Level Change	% Increase from 2007
Base Salary	$475,000	$550,000 (effective April 1, 2008)	16%

Annual Incentive Target	$425,000	$500,000	18%

Long-Term Incentive	150,000 RSUs per year for 3 years (450,000 RSUs in aggregate)	Additional 150,000 RSUs	33%

Except with respect to Mr. Herrick, the Committee, had not, as of April 29, 2008, approved 2008 compensation changes for our other Named Executive Officers.

Impact of Tax and Accounting on Compensation Decisions

When determining amounts of equity grants to executives and employees under our long-term incentive program, the Committee examines the accounting cost associated with the grants. Under SFAS No. 123R, grants of stock options, restricted stock, RSUs and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs, the cost is equal to the fair value of the stock on the grant date times the number of stock units granted. For stock options (if granted with time-based vesting), the cost is equal to the fair value of the option on the grant date using a Black-Scholes option pricing model times the number of options granted. RSUs granted with market-based vesting are valued using a lattice model. With respect to both RSUs and stock options, this expense is amortized over the requisite service or vesting period.

Further, as noted, per a shareholder-approved amendment to our 1998 Plan that enables cash and equity awards granted thereunder to qualify for the tax benefits available under Section 162(m), the Committee has qualified Mr. Herrick’s annual incentive compensation for these tax benefits. Because in 2007 and prior years, total compensation levels for our executive officers (other than Messrs. Herrick and Tibbetts) have not exceeded the $1 million threshold for which it would be desirable to qualify performance-compensation for tax benefits under Section 162(m), we have qualified only Mr. Herrick’s performance-based compensation for these tax benefits. However, the Committee continues to monitor aggregate compensation levels among each of our executive officers in light of Section 162(m)’s tax benefits. With respect to those executives whose total compensation is anticipated to exceed $1 million in a given year, the Committee may opt in the future to structure compensation arrangements with the executives in a manner that qualifies elements of their compensation for Section 162(m) tax benefits (except for Mr. Tibbetts, as chief financial officers are not deemed “covered persons” for purposes of Section 126(m)’s tax benefits).

Report of the Compensation Committee on Executive Compensation

The report by this Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Sapient Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis report contained in this proxy statement. Based on this review and discussion, the Compensation Committee has approved the inclusion of the Compensation Discussion and Analysis report in this proxy statement.

Gary S. McKissock, Chairperson
Jeffrey M. Cunningham
Darius W. Gaskins, Jr.

Summary of Compensation

The following table sets forth compensation for the fiscal year ended December 31, 2007 with respect to our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers who earned more than $100,000 in fiscal 2007. We refer to these officers in this proxy statement as the “Named Executive Officers.”

					Non-Equity
					Incentive
			Stock	Option	Plan	All Other
			Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)(2)	($)(3)	($)(4)	($)(5)	Total ($)

Alan J. Herrick	2007	$475,000	$843,395	$125,103	$350,753	$1,250	$1,795,501
President and Chief Executive Officer	2006	$300,000	$251,003	$104,528	$255,844	$1,250	$912,625
Joseph S. Tibbetts, Jr.	2007	$350,000	$1,012,791	—	$140,525	$1,250	$1,504,566
Senior Vice President and Chief Financial Officer	2006	$61,026	$706,238	—	$29,225	$1,250	$797,739
Alan M. Wexler	2007	$300,000	$192,225	$64,321	$179,928	$1,250	$737,724
Senior Vice President, North America	2006	$255,000	$88,845	$91,654	$200,486	$1,250	$637,235
Christian Oversohl(6)	2007	$308,417	$104,462	$60,490	$205,611	$37,696 (7)	$716,676
Senior Vice President, Europe	2006	$263,766	$92,311	$57,434	$93,371	—	$506,882
Preston B. Bradford	2007	$225,000	$77,785	$167,966	$127,544	$1,250	$599,545
Senior Vice President and Chief Operations and Administrative Officer

(1)	Amounts reflect the compensation cost of restricted stock held by the Named Executive Officer for 2007, calculated in accordance with SFAS No. 123R expensed over the vesting period of the restricted stock, but do not include any assumed forfeitures. See footnote (15) in the Notes to Consolidated Financial Statements section of our 2007 Annual Report on Form 10-K. The compensation cost for Messrs. Herrick and Tibbetts includes compensation cost for future committed awards accounted for as if legally granted at the date of commitment but which commence vesting in the future. For information related to these specific grants, see footnotes (6) and (7) to the table entitled “Outstanding Equity Awards at Fiscal Year-End” on Page 37 of this proxy statement.

(2)	The compensation cost associated with stock awards granted to Messrs. Herrick and Tibbetts includes awards accounted for as of an initial grant date but which commence vesting at a future date. See footnotes (6) and (7) to the table entitled “Outstanding Equity Award at Fiscal Year-End” on page 37 of this proxy statement.

(3)	Amounts reflect the compensation cost of stock options held by the Named Executive Officers for 2007, calculated in accordance with SFAS No. 123R and using the Black-Scholes valuation model utilizing the Company’s assumptions expensed over the vesting period of the stock options, but do not include any assumed forfeitures. No new stock options were granted to executives in 2007. See footnote (15) in the Notes to Consolidated Financial Statements section of our 2007 Annual Report on Form 10-K.

(4)	Reflects bonus payouts made in 2008 relating to performance in 2007.

(5)	Other than as noted in footnote (7) below, this column only includes the value of the Company’s 401(k) contributions for each executive in 2007. The Named Executive Officers from time to time received certain immaterial personal benefits from the Company in 2007; however, the value of these perquisites for each executive did not exceed $10,000.

(6)	As Dr. Oversohl is compensated in Euros, his compensation was converted to American Dollars using an average of the 2007 Euro to American Dollar exchange rate of $1.37074.

(7)	As part of his overall compensation, Dr. Oversohl received a car allowance in the amount of €1,200 per month for the period July 2007 through December 2007, as well as an annual internet allowance in the amount of €300. Additionally, the Company contributed €20,000 into a Support Fund for Dr. Oversohl. Although Dr. Oversohl’s Support Fund took effect in November 2007, the payment was made in 2008.

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards granted to each of the Named Executive Officers as of December 31, 2007.

		(b)
		Estimated Future	(c)	(d)
		Payouts	All Other Stock	Fair Value
		Under Non-Equity	Awards:	of Stock at	(e)
		Incentive Plan	Number of	Closing on	Total Fair Value
	(a)	Awards(1)	Shares of	Date of Grant	of Equity
Name	Grant Date(2)	Target ($)	Stock or Units (#)	($/Sh)(3)	Award ($)(4)

Alan J. Herrick		$425,000
	8/1/2007		450,000 (5)	$7.23	$3,253,500
Joseph S. Tibbetts, Jr.(6)		$175,000
Alan M. Wexler		$225,000
	8/1/2007		50,000	$7.23	$361,500
Christian Oversohl(7)		$205,611
	11/1/2007		40,000	$6.72	$268,800
Preston B. Bradford		$100,000
	8/1/2007		20,000	$7.23	$144,600

(1)	For all current executives, the target reflects 30-90% of base salary.

(2)	With the exception of Mr. Tibbetts’ November 1, 2007 grant, this column shows the SFAS No. 123R date of the grant. The restricted stock grants for the Named Executive Officers other than Mr. Tibbetts were approved by the Compensation Committee effective on August 1, 2007 and November 1, 2007 at a grant price of $7.23 and $6.72, respectively, which was the closing price of Sapient stock on the respective grant date. Mr. Tibbetts’ restricted stock grant was committed to pursuant to the terms of his employment agreement with the Company and commenced vesting on November 1, 2007; however, the SFAS No. 123R date of the grant is November 1, 2006 at a grant price of $5.45.

(3)	Except as noted in footnote (2) with respect to the restricted stock grant to Mr. Tibbetts, these prices represent Sapient’s closing stock price on the RSU grant date referenced in column (a) of the table.

(4)	The Total Fair Value is determined by multiplying the number of RSUs granted in 2007 by the grant price (the closing price on the grant date).

(5)	300,000 of these RSUs are future committed awards, 150,000 of which will be awarded to Mr. Herrick on the first Nasdaq trading day of February in each of 2008 and 2009, respectively, provided Mr. Herrick is still employed by the Company. Each of these awards will vest in equal annual installments commencing on January 1, 2008 and January 1, 2009, respectively.

(6)	Mr. Tibbetts was awarded 75,000 RSUs under his Employment Agreement entered into as of October 16, 2006 which commenced vesting on November 1, 2007. Since these RSUs were awarded on October 16, 2006, they were disclosed in the “Grants of Plan-Based Awards” table of the proxy statement for the 2007 Annual Meeting of the Stockholders of the Company. An additional future committed award of 75,000 RSUs will commence vesting on November 1, 2008.

(7)	As Dr. Oversohl is compensated in Euros, his target of €150,000 was converted using an average of the 2007 Euro to American Dollar exchange rate of $1.37074.

With respect to mispriced, unexercised stock options held by our employees, including certain of our Named Executive Officers, that also are subject to an excise tax (and interest charges) under Section 409A (the “409A Affected Options”), the Company implemented a remediation plan in 2007. Under this plan, on May 18, 2007 the Company increased the exercise price of 1.9 million 409A Affected Options to the fair market value of the Company’s stock on the correct measurement date for these option awards. In turn, to compensate the Affected Employees for the increase to the exercise price of their 409A Affected Options, the Compensation Committee authorized Management to issue (a) current employees additional stock options at an exercise price equal to the Company’s stock price on the date of the price increase (May 18, 2007). The Company incurred no compensation expense associated with additional option grants issued to current employees, as the fair value of the employees’ repriced and new option grants equaled the fair value of the original 409A Affected Options. See “Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2007.

	Option Awards					Stock Awards
									Equity Incentive Plan
										Plan
										Awards:
									Plan	Market
									Awards:	or Payout
									Number of	Value of
								Market	Unearned	Unearned
								Value of	Shares,	Shares,
	Number of	Number of				Number of		Shares or	Units or	Units or
	Securities	Securities				Shares or		Units of	Other	Other
	Underlying	Underlying				Units of		Stock That	Rights	Rights
	Unexercised	Unexercised	Option		Option	Stock That		Have Not	That	That
	Options (#)	Options (#)	Exercise		Expiration	Have Not		Vested	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)		Date	Vested (#)		($)(1)	Vested (#)	Vested ($)

Alan J. Herrick	—	—	—		—	15,700	(4)	$138,317	—	—
	—	—	—		—	225,000	(5)	$1,982,250	—	—
	—	—	—		—	450,000	(6)	$3,964,500	—	—
	49,716	—	$9.25		5/11/2008	—		—	—	—
	70,000	—	$11.00		12/15/2008	—		—	—	—
	60,000	—	$34.55		11/1/2009	—		—	—	—
	1,000	—	$35.75		2/28/2010	—		—	—	—
	10,000	—	$10.31		3/15/2011	—		—	—	—
	10,000	—	$10.90		5/15/2011	—		—	—	—
	15,000	—	$5.93		12/3/2011	—		—	—	—
	7,500	—	$7.00	*	12/3/2011	—		—	—	—
	22,500	—	$7.25		1/2/2012	—		—	—	—
	18,150	—	$1.47		5/31/2012	—		—	—	—
	18,150	—	$1.76	*	5/31/2012	—		—	—	—
	18,700	—	$1.55		6/18/2012	—		—	—	—
	15,000	—	$2.82		6/16/2013	—		—	—	—
	45,000		$3.14	*	6/16/2013	—		—	—	—
	37,500	12,500 (2)	$6.04		6/1/2014	—		—	—	—
	11,250	3,750 (3)	$7.92		12/17/2014	—		—	—	—
Joseph S. Tibbetts, Jr.(7)	—	—	—		—	225,000		$1,982,250	300,000	$1,647,000
Alan M. Wexler	—	—	—		—	12,000	(10)	$105,720	—	—
	—	—	—		—	30,000	(11)	$264,300	—	—
	—	—	—		—	20,000	(12)	$176,200	—	—
	—	—	—		—	50,000	(13)	$440,500	—	—
	28,000	—	$12.89		4/13/2008	—		—	—	—
	20,000	—	$11.00		12/15/2008	—		—	—	—
	12,000	—	$16.31		4/13/2009	—		—	—	—
	20,000	—	$53.63		1/14/2010	—		—	—	—
	3,660	—	$35.75		2/28/2010	—		—	—	—
	7,500	—	$10.31		3/15/2011	—		—	—	—
	7,500	—	$10.90		5/15/2011	—		—	—	—
	1	—	$5.93		12/3/2011	—		—	—	—
	7,500	—	$7.25		1/2/2012	—		—	—	—

	Option Awards						Stock Awards
										Equity Incentive Plan
											Plan
											Awards:
										Plan	Market
										Awards:	or Payout
										Number of	Value of
									Market	Unearned	Unearned
									Value of	Shares,	Shares,
	Number of	Number of					Number of		Shares or	Units or	Units or
	Securities	Securities					Shares or		Units of	Other	Other
	Underlying	Underlying					Units of		Stock That	Rights	Rights
	Unexercised	Unexercised		Option		Option	Stock That		Have Not	That	That
	Options (#)	Options (#)		Exercise		Expiration	Have Not		Vested	Have Not	Have Not
Name	Exercisable	Unexercisable		Price ($)		Date	Vested (#)		($)(1)	Vested (#)	Vested ($)

	250	—		$1.47		5/31/2012	—		—	—	—
	24,750	—		$1.76	*	5/31/2012	—		—	—	—
	20,000	—		$3.14	*	6/16/2013	—		—	—	—
	10,000	5,000	(8)	$6.04		6/1/2014	—		—	—	—
	15,000	5,000	(9)	$7.92		12/17/2014	—		—	—	—
Christian Oversohl	—	—		—		—	4,250	(16)	$37,443	—	—
	—	—		—		—	22,000	(17)	$193,820	—	—
	—	—		—		—	40,000	(18)	$352,400	—	—
	65,354	—		$28.69		11/13/2010	—		—	—	—
	7,500	—		$5.93		12/3/2011	—		—	—	—
	7,500	—		$7.25		1/2/2012	—		—	—	—
	15,000	5,000	(14)	$2.82		6/16/2013	—		—	—	—
	31,875	10,625	(15)	$6.04		6/1/2014	—		—	—	—
Preston B. Bradford	—	—		—		—	12,000	(20)	$105,720	—	—
	—	—		—		—	20,000	(21)	$176,200	—	—
	16,000	—		$11.00		12/15/2008	—		—	—	—
	50,000	—		$42.50		12/6/2009	—		—	—	—
	4,360	—		$35.75		2/28/2010	—		—	—	—
	15,000	—		$10.31		3/15/2011	—		—	—	—
	15,000	—		$10.90		5/15/2011	—		—	—	—
	11,667	—		$5.93		12/3/2011	—		—	—	—
	5,833	—		$7.00	*	12/3/2011	—		—	—	—
	17,500	—		$7.25		1/2/2012	—		—	—	—
	16,750	—		$1.47		5/31/2012	—		—	—	—
	8,250	—		$1.76	*	5/31/2012	—		—	—	—
	10,000	—		$2.82		6/16/2013	—		—	—	—
	30,000	—		$3.14	*	6/16/2013	—		—	—	—
	30,000	—		$3.09		7/21/2013	—		—	—	—
	10,000	—		$3.29	*	7/21/2013	—		—	—	—
	26,250	8,750	(19)	$6.04		6/1/2014	—		—	—	—

*	Options were amended to avoid the adverse tax consequences of Section 409A of the Internal Revenue Code of 1986, as amended, by increasing the exercise price of the affected portion of the option award to the fair market value on the date of grant.

(1)	Assumes a stock price of $8.81 as of December 31, 2007 to calculate the in-the-money value of unvested equity.

(2)	Stock options become exercisable on June 1, 2008.

(3)	Stock options become exercisable on December 17, 2008.

(4)	7,850 shares of restricted stock vest on July 1, 2008, and 7,850 shares of restricted stock vest on July 1, 2009.

(5)	74,250 shares of restricted stock vest on January 17, 2008, and 150,750 shares of restricted stock vest on July 17, 2009.

(6)	150,000 of the RSUs vest in equal installments on each of January 1, 2008, January 1, 2009, and January 1, 2010. Of the remaining 300,000 RSUs, 150,000 will be awarded to Mr. Herrick on the first Nasdaq trading day of February in each of 2008 and 2009, respectively, provided Mr. Herrick is still employed by the Company. Each of these awards will vest in equal annual installments commencing on January 1.

(7)	Of the 225,000 RSUs subject to time-based vesting and valued at $1,982,250 in this table, 75,000 RSUs are awarded to Mr. Tibbetts on each of the first and second anniversary of the date of grant of the Initial Grant, November 1, 2006, provided Mr. Tibbetts is still employed by the Company. The 300,000 RSUs listed on this table and valued at $1,647,000 are the unvested portion of an RSU grant that vests in the following amounts if and when the average 30-day closing price of the Company’s common stock as listed on the Nasdaq Global Select Market equals or exceeds the following per share prices, provided Mr. Tibbetts is still employed by the Company on each such vesting date: 100,000 shares at $10.00 per share; 100,000 shares at $15.00 per share; and 100,000 shares at $20.00 per share. The value of the unvested shares was calculated using a lattice model.

(8)	Stock options become exercisable on June 1, 2008.

(9)	Stock options become exercisable on December 17, 2008.

(10)	6,000 shares of restricted stock vest on July 1, 2008, and 6,000 shares of restricted stock vest on July 1, 2009.

(11)	9,900 shares of restricted stock vest on January 17, 2008, and 20,100 shares of restricted stock vest on July 17, 2009.

(12)	6,600 shares of restricted stock vest on April 2, 2008, and 13,400 shares of restricted stock vest on October 2, 2009.

(13)	16,500 shares of restricted stock vest on February 1, 2009, and 35,500 shares of restricted stock vest on August 1, 2010.

(14)	Stock options become exercisable on July 1, 2008.

(15)	Stock options become exercisable on June 1, 2008.

(16)	2,125 shares of restricted stock vest on July 1, 2008, and 2,125 shares of restricted stock vest on July 1, 2009.

(17)	7,260 shares of restricted stock vest on April 2, 2008, and 14,740 shares of restricted stock vest on October 2, 2009.

(18)	13,200 shares of restricted stock vest on February 1, 2009, and 26,800 shares of restricted stock vest on August 1, 2010.

(19)	Stock options become exercisable on June 1, 2008.

(20)	6,000 shares of restricted stock vest on July 1, 2008, and 6,000 shares of restricted stock vest on July 1, 2009.

(21)	Restricted stock units vest in equal installments on each of August 1, 2008, August 1, 2009, and August 1, 2010.

Option Exercises and Stock Vested

The following table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the vesting of stock awards, during fiscal 2007 by each of the Named Executive Officers.

			Stock Awards
	Option Awards		Number of
	Number of	Value	Shares
	Shares	Realized	Acquired on	Value
	Acquired on	Upon	Vesting	Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)

Alan J. Herrick(1)	8,000	$18,030	7,850	$60,681
Joseph S. Tibbetts, Jr.	—	—	100,000	$768,000
Alan M. Wexler	—	—	6,000	$46,380
Christian Oversohl	—	—	9,625	$74,401
Preston B. Bradford(2)	20,480	$45,193	6,000	$46,380
	20,000	$19,450	—	—
	113,632	$111,496	—	—
	46,368	$45,496	—	—

(1)	Mr. Herrick exercised stock options in 2007 as follows:

Shares	Exercise Date	Closing Price	Exercise Price

8,000	8/24/2007	$6.41	$4.1563

(2)	Mr. Bradford exercised stock options in 2007 as follows:

Shares	Exercise Date	Closing Price	Exercise Price

20,480	8/24/2007	$6.41	$4.2033
20,000	8/24/2007	$6.41	$5.4375
113,632	11/28/2007	$7.45	$6.4688
46,368	11/28/2007	$7.45	$6.4688

Pension Benefits

We have no pension plans or long-term incentive plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We have no nonqualified defined contribution or deferred compensation plans.

Employment, Severance and Change of Control Agreements

Employment Agreements

The Company has entered into employment agreements with certain of its Named Executive Officers, as described below. Additionally, all of our executives have agreed to covenants that protect Sapient against the executives joining a competitor, and/or soliciting Sapient clients and employees.

Alan J. Herrick.  On July 21, 2007, the Company and Mr. Herrick entered into an agreement pursuant to which the parties agree that Mr. Herrick will serve as President and Chief Executive Officer of Sapient. The agreement has an initial term of three years, which commenced on November 1, 2006, and will automatically renew for successive terms of one year each, unless either the Company or Mr. Herrick provides written notice, at least 60 days prior to the expiration of the term, that the Agreement shall not be renewed. Under the agreement, Mr. Herrick’s annual base salary is $475,000 and he was eligible for an annual performance bonus with a target of $425,000. The Compensation Committee will establish the target each year, and the amount paid to Mr. Herrick for that year will be based upon objective performance metrics. The agreement further provides that Mr. Herrick will receive a grant of 150,000 RSUs in each of 2007, 2008 and 2009. The grant date for the 2007 grant was the first Nasdaq trading date of August 2007. The grant dates for the 2008 and 2009 grants are the first Nasdaq trading date in February of the respective year. All of these RSUs will vest 33 1/3 percent annually on January 1 of each of the first three years following the year in which the grant is made, so long as Mr. Herrick is still employed as President and CEO on that date.

Mr. Herrick will receive severance benefits if he is terminated by the Company for a reason other than for cause, because of a disability, or on account of his death, or if Mr. Herrick terminates his employment with good reason. In each of these situations, Mr. Herrick would be entitled to receive a lump-sum payment equal to 100% of his base salary and target bonus amounts in the year of termination and acceleration of a pro rata portion of his unvested equity awards. Mr. Herrick is also entitled to receive change in control benefits if he is terminated within two years following a change in control of the Company for a reason other than for cause or by him for good reason. In either instance, Mr. Herrick would be entitled to receive a lump-sum payment equal to 150% of his base salary and target bonus amounts, the acceleration of all issued but unvested equity awards, and a 24-month continuation of certain benefits. See “Potential Payments on Termination or Change-in-Control” below.

Joseph S. Tibbetts, Jr. On October 16, 2006, the Company and Mr. Tibbetts entered into an agreement pursuant to which the parties agree that Mr. Tibbetts will serve as Senior Vice President and Chief Financial Officer of Sapient. The agreement has no set term and indicates that Mr. Tibbetts’ employment is on an “at-will” basis. Under the agreement, Mr. Tibbetts’ annual base salary is $350,000 and he is entitled to a prorated performance bonus with a target of $175,000 for 2006, and eligible for a performance bonus with a target of not less than $175,000 for 2007. Mr. Tibbetts was awarded 625,000 RSUs, of which 400,000 are subject to performance-based vesting, and 225,000 are subject to time-based vesting. The 400,000 performance-based RSUs, vest in four equal installments, if and when the average 30-day closing price of the Company’s common stock on the Nasdaq Global Select Market equals or exceeds $5.00, $10.00, $15.00, and $20.00, respectively, provided he is still employed by the Company at the time such vesting occurs. Of the 225,000 RSUs subject to time-based vesting, 75,000 were granted upon employment (the “Initial Grant”), with 24,750 vesting 18 months from the date of grant of the Initial Grant, and 50,250 vesting on the third anniversary of the Initial Grant. Further, Mr. Tibbetts received an additional 150,000 RSUs under his agreement, 75,000 of which commenced vesting on the first anniversary of the Initial Grant, and 75,000 of which will commence vesting on the second anniversary of the Initial Grant, each with vesting terms identical to the vesting terms of the Initial Grant.

If Mr. Tibbetts’ employment is terminated by the Company without Cause, or by him for Good Reason, and other than pursuant to a Change-in-Control (as these terms are defined in the agreement), the Company is required to provide Mr. Tibbetts compensation equal to 150% of his base salary and target bonus amount, benefits continuation, and the acceleration of certain outstanding RSUs. In the event of a Change-in-Control, all outstanding RSUs held by Mr. Tibbetts shall become fully vested. Should Mr. Tibbetts be terminated within the two-year period following such Change-in-Control, he will be paid a lump-sum payment equal to 200% of his base salary and target bonus amount. See “Potential Payments on Termination or Change-in-Control,” below.

Alan M. Wexler.  On April 1, 2002, the Company entered into a letter agreement with Alan M. Wexler, pursuant to which Mr. Wexler is entitled to severance compensation in an amount equal to one year of base salary and bonus payments if he is terminated by the Company without cause. See “Potential Payments on Termination or Change-in-Control,” below.

Christian Oversohl.  On March 15, 2008, Sapient GmbH, a Company subsidiary of which the Company is the sole shareholder, entered into an agreement with Dr. Oversohl, under which it is agreed that Dr. Oversohl, a Senior Vice President of the Company, will continue to serve as Managing Director of Sapient GmbH. The agreement is effective July 1, 2007 and expires on August 31, 2010. Pursuant to the agreement, Dr. Oversohl’s annual base salary is €240,000, retroactive to July 1, 2007, and he was eligible for an annual performance bonus with a target of €150,000 for 2007, and is eligible for a minimum target bonus of €165,000 for each of 2008 and 2009. Dr. Oversohl also was granted 40,000 RSUs that are subject to time-based vesting over three years, beginning August 1, 2007. Thirty-three percent of the RSUs will vest on February 1, 2009 and 67% of the RSUs will vest on August 1, 2010, so long as Dr. Oversohl is still employed on the applicable vest date. Additionally, under the agreement, the Company shall contribute a premium of €20,000 per annum to a Support Fund for the benefit of Dr. Oversohl. In lieu of Dr. Oversohl being provided a Company car (customary practice for European Managing Directors), he receives an additional monthly payment of €1,200, retroactive to July 1, 2007, payable in accordance with the normal payroll schedule of Sapient GmbH.

Dr. Oversohl is entitled to severance compensation in an amount equal to 12 months of base salary payments. In return for abiding by his covenant not to compete against the Company for the 12 month period following termination of the agreement, Dr. Oversohl will receive monthly compensation during the 12 month period equal to 50% of the amount of his last monthly base salary in effect at the time of his termination. The Company may waive this covenant at any time by providing Dr. Oversohl with at least six months prior written notice. See “Potential Payments on Termination or Change-in-Control,” below.

Preston B. Bradford.  The Company has not entered into an employment agreement with Mr. Bradford.

Potential Payments upon Termination or Change-in-Control

As described under “Employment Agreements,” above, the Company is required to make certain payments to certain of the Named Executive Officers upon termination of their employment. The following information shows what those payments would be, assuming a termination date of or a change of control on December 31, 2007.

Alan J. Herrick

					Value of
	Cash Severance				Accelerated
	Base				Unvested Equity		Benefits
	Salary ($)		Bonus ($)		($)(3)		Continuation		Total

Termination by the Company Without Cause; Termination as a Result of Death, Disability, or by the Named Executive Officer with Good Reason	$475,000	(1)	$425,000	(1)	$2,108,366	(4)	$16,118	(6)	$3,024,484
Termination by the Company Without Cause; or by the Named Executive Officer with Good Reason Following a Change in Control	$712,500	(2)	$637,500	(2)	$6,123,030	(5)	$16,118	(6)	$7,489,148

(1)	The multiple used for purposes of these calculations is 1.0.

(2)	The multiple used for purposes of these calculations is 1.5.

(3)	Represents the value of all accelerated equity, based on a stock price of $8.81, the closing price of Sapient stock on December 31, 2007.

(4)	Reflects the value of a pro rata portion of all unvested equity. Such pro rated portion is calculated, for each applicable RSU, based on a fraction, the numerator of which is the number of monthly anniversaries of the “vesting start” measurement date (each a “monthly anniversary”) that have occurred on or before the December 31, 2007 and the denominator of which is the total number of monthly anniversaries required to occur for each particular “tranche” of shares underlying such RSU to vest.

(5)	Reflects the value of all unvested equity as of December 31, 2007.

(6)	Reflects value of benefits continuation for the 24-month period following termination without “Cause,” as a result of death, disability, or for “Good Reason.”

Joseph S. Tibbetts, Jr.

					Value of
	Cash Severance				Accelerated
	Base				Unvested		Prorated	Benefits
	Salary ($)		Bonus ($)		Equity ($)(3)		Bonus(4)	Continuation		Total

Termination by the Company Without Cause or by the Named Executive Officer with Good Reason	$525,000	(1)	$262,500	(1)	$440,500	(5)	$175,000	$12,088	(7)	$1,415,088
Change in Control (Without Termination)	—		—		$4,625,250	(6)	—	—		$4,625,250
Termination by the Company Without Cause or by the Named Executive Officer with Good Reason Following a Change in Control	$700,000	(2)	$350,000	(2)	$4,625,250	(6)	—	—		$5,675,250

(1)	The multiple used for purposes of these calculations is 1.5.

(2)	The multiple used for purposes of these calculations is 2.0.

(3)	Represents the value of all accelerated equity, based on a stock price of $8.81, the closing price of Sapient stock on December 31, 2007.

(4)	Assumes that all bonus amounts provided under Sapient’s annual incentive bonus plan were earned in full in 2007.

(5)	Any unvested RSUs subject to performance-based vesting will continue to vest during the 90-day period following termination. Outstanding time-based RSUs will be subject to accelerated vesting such that the next scheduled vesting date will be deemed to have occurred on the date of termination. Mr. Tibbetts will be entitled to the value of 50,000 time-based RSUs as a result of accelerated vesting.

(6)	Reflects the value of all unvested time-based RSUs (225,000 shares) and all unvested performance-based RSUs (300,000 shares).

(7)	Reflects value of benefits continuation for the 18-month period following termination without “Cause” or for “Good Reason.”

Alan M. Wexler

If Mr. Wexler had been terminated without cause as of December 31, 2007, the Company would have been required to pay him $459,928, which represents the sum of his 2007 base salary (as of December 31, 2007) and his 2007 bonus payment. Mr. Wexler’s employment agreement does not contain any change in control provisions.

Christian Oversohl

If Dr. Oversohl had been terminated without cause as of December 31, 2007, the Company would have been required to pay him $308,417, which represents his 2007 base salary (as of December 31, 2007). Dr. Oversohl’s employment agreement does not contain any change in control provisions.

Certain Relationships and Related Transactions

Greenberg Consulting Agreement

In October of 2006, in connection with his resignation as Chief Executive Officer, Jerry A. Greenberg and Sapient Corporation (the “Company”) entered into a consulting agreement pursuant to which Mr. Greenberg may provide consulting services to the Company in respect of long-term strategic planning, ongoing client relations and general business development. The initial consulting agreement, effective October 16, 2006, had an initial term of one year and could be terminated by either party upon written notice. In November 2007, the agreement term was extended one year. Under this arrangement for the year ended December 31, 2007, Mr. Greenberg was paid $170,000.

Benson Relationship to Company Consultant

Since November 2006, the Company has received compensation consulting services from Pearl Meyer & Partners, a compensation consultancy (“Pearl Meyer”). Fees paid to Pearl Meyer for services rendered in 2006 and 2007 were $69,000 and $402,314, respectively. In August 2007, James M. Benson joined the Company’s Board of Directors. Mr. Benson is a principal of and holder of a 17.5% ownership interest in, Clark Wamberg, LLC (“Clark Wamberg”) the parent company of Pearl Meyer.

Pre-Approval Policy with Respect to Related Party Transactions

The Company’s Audit Committee has the responsibility for the review and prior approval of all transactions between the Company and any related parties or affiliates of the officers of the Company, its officers, and directors.

Shareholder Proposals

Our Shareholders may submit a proposal to be considered for a vote at our 2009 Annual Meeting. If you wish to submit a proposal for consideration, you should adhere to the following procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our by-laws:

If you wish to submit a proposal to be considered at our 2009 Annual Meeting and would like your proposal to be included in our proxy materials for that meeting, your proposal must be submitted in writing to the Secretary of the Company at our headquarters and received no later than December 30, 2008.

If you wish to submit a proposal to be considered at the 2009 Annual Meeting but do not want the proposal to be included in our proxy materials for that meeting, you must provide your written request not less than 60 nor more than 90 days prior to the meeting, or no later than April 4, 2009, assuming our 2009 Annual Meeting will be held on June 4, 2009.

In the event that notice of the date of our 2009 Annual Meeting is provided to stockholders less than 70 days beforehand, and without prior public disclosure, your request must be received no later than the close of business on the tenth day following the date on which such notice was mailed or public disclosure was made, whichever occurs first. Proposals that do not comply with these notice provisions will not be considered at the 2009 Annual Meeting. If you want us to consider including a proposal in our 2009 proxy statement pursuant to Rule 14a-8 under the Exchange Act, you must deliver it to our Corporate Secretary at the Company’s principal office no later than February 4, 2009.

Other Matters

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting, other than those items described above. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

We will pay the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse them for their out-of-pocket expenses in connection with this distribution.

25 FIRST STREET
CAMBRIDGE, MA 02141
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Sapient Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sapient Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SAPNC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SAPIENT CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
Vote on Directors					number(s) of the nominee(s) on the line below.

1.	To elect 01) James M. Benson, 02) Hermann Buerger,	☐	☐	☐
03) Darius W. Gaskins, Jr., 04) Alan J. Herrick,
05) J. Stuart Moore, 06) Bruce D. Parker, 07) Ashok
Shah, and 08) Vijay Singal, as directors of the
Company for a one-year term.

Vote on Proposals		For	Against	Abstain

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2008.	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K for the year ended December 31, 2007, Notice and Proxy Statement are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF
SAPIENT CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
JUNE 5, 2008
Those signing on the reverse side, revoking all prior proxies, hereby appoint(s) Alan J. Herrick and Joseph S. Tibbetts, Jr., and each of them, with full power of substitution, as Proxies, to represent and vote, as designated hereon, all shares of stock of Sapient Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held Thursday, June 5, 2008, at 9:00 a.m., local time, at the Company’s new headquarters located at 131 Dartmouth Street, Boston, MA 02116 and at any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE